                                                                    Exhibit 99.1


              INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                            Page No.
                                                                                            --------
Avis Group Holdings, Inc.

Consolidated Financial Statements:

   Independent Auditor's Report......................................................          F-2

   Consolidated Statements of Operations for the years ended December 31, 2000
        1999 and 1998................................................................          F-3
   Consolidated Statements of Financial Position at December 31, 2000 and 1999.......          F-4
   Consolidated Statements of Common Stockholders' Equity for the years ended
        December 31, 2000, 1999 and 1998.............................................          F-5
   Consolidated Statements of Cash Flows for the years ended December 31, 2000,
        1999 and 1998................................................................          F-6
   Notes to the Consolidated Financial Statements....................................   F-7 - F-42

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Avis Group Holdings, Inc.
Garden City, New York

We have audited the accompanying consolidated statements of financial position of Avis Group Holdings, Inc. and subsidiaries (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of operations, common stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. Our audits also included the financial statement schedule listed in the Index at Item 14. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP
New York, New York
January 29, 2001
(March 2, 2001 as to Note 27)

                            AVIS GROUP HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                                 Years Ended December 31,
                                          --------------------------------------
                                             2000          1999          1998
                                          ----------    ----------    ----------
Revenue:

  Vehicle rental .....................    $2,613,476    $2,500,746    $2,297,582
  Vehicle leasing ....................     1,389,312       692,935
  Other fee based ....................       240,896       139,046
                                          ----------    ----------    ----------
                                           4,243,684     3,332,727     2,297,582
                                          ----------    ----------    ----------
Costs and expenses:
  Direct operating, net ..............       965,826       957,270       927,930
  Vehicle depreciation and lease
     charges, net ....................     1,695,193     1,174,509       593,064
   Selling, general and
     administrative ..................       692,939       582,056       436,275
  Interest, net ......................       577,275       382,303       192,080
  Minority interest ..................         7,208         5,890
  Non-vehicle depreciation
     and amortization ................        47,279        34,600        24,151
  Amortization of cost in excess of
     net assets acquired .............        42,086        30,182        11,854
                                          ----------    ----------    ----------
                                           4,027,806     3,166,810     2,185,354
                                          ----------    ----------    ----------

Income before provision for
    income taxes .....................       215,878       165,917       112,228
Provision for income taxes ...........        95,202        73,332        48,707
                                          ----------    ----------    ----------

Net income ...........................       120,676        92,585        63,521
Preferred stock dividends ............        18,906         9,110
                                          ----------    ----------    ----------
Earnings applicable to common
   stockholders ......................    $  101,770    $   83,475    $   63,521
                                          ==========    ==========    ==========

Earnings per share:
  Basic ..............................    $     3.27    $     2.66    $     1.86
                                          ==========    ==========    ==========
  Diluted ............................    $     3.19    $     2.61    $     1.82
                                          ==========    ==========    ==========

        See accompanying notes to the consolidated financial statements.

                            AVIS GROUP HOLDINGS, INC.
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                      (In thousands, except share amounts)

                                                                                             December 31,     December 31,
                                                                                                  2000             1999
                                                                                             ------------     ------------
ASSETS
Cash and cash equivalents ...............................................................    $    115,270     $     71,697
Cash held on deposit with financial institution .........................................          87,607           93,530
Restricted cash .........................................................................         229,484          253,080
Accounts receivable, net ................................................................         992,685        1,115,740
Finance lease receivables ...............................................................         159,145          871,034
Prepaid expenses ........................................................................          63,308           64,316
Vehicles, net - rental ..................................................................       3,761,454        3,367,362
Vehicles, net - leasing .................................................................       3,205,380        3,134,009
Property and equipment, net .............................................................         196,758          197,827
Other assets ............................................................................         114,587          115,273
Investment in PHH /Arval joint venture ..................................................         161,420
Cost in excess of net assets acquired, net ..............................................       1,326,736        1,794,390
                                                                                             ------------     ------------

Total assets ............................................................................    $ 10,413,834     $ 11,078,258
                                                                                             ============     ============

LIABILITIES, PREFERRED STOCK AND COMMON STOCKHOLDERS' EQUITY
Accounts payable ........................................................................    $    517,299     $    588,377
Accrued liabilities .....................................................................         365,538          369,453
Due to affiliates, net ..................................................................          37,726           59,396
Current income tax liabilities ..........................................................          17,184           18,226
Deferred income tax liabilities, net ....................................................         459,493          181,256
Public liability, property damage and other insurance liabilities, net ..................         250,249          259,756
Debt ....................................................................................       7,522,240        8,469,805
Minority interest (preferred membership interest) .......................................          99,305           99,305
                                                                                             ------------     ------------
Total liabilities .......................................................................       9,269,034       10,045,574
                                                                                             ------------     ------------

Commitments and contingencies

Preferred stock:
Series A Preferred stock ($.01 par value, 7,200,000 shares authorized and issued at
  December 31, 2000 and 1999; $50 liquidation preference) ...............................         360,000          360,000
Series B Preferred stock ($.01 par value, 5,880,217 shares authorized; 264,500 shares and
  180,000 shares issued at December 31, 2000 and 1999, respectively; $50 liquidation
   preference) ..........................................................................          27,686            9,000
Series C Preferred stock ($.01 par value,  40,000 shares authorized and issued at
 December 31, 2000 and 1999; $50 liquidation preference) ................................           2,000            2,000
                                                                                             ------------     ------------
   Total Preferred stock ................................................................         389,686          371,000
                                                                                             ------------     ------------

Common stockholders' equity:
Class A Common stock ($.01 par value, 100,000,000 shares authorized; 35,925,000 shares
 issued at December 31, 2000 and 1999) ..................................................             359              359
Class B Common stock ($.01 par value, 15,000,000 shares authorized at December 31, 2000;
  none issued)
Additional paid-in capital ..............................................................         593,829          593,106
Retained earnings .......................................................................         277,460          175,690
Accumulated other comprehensive loss ....................................................         (19,996)          (3,639)
Treasury stock (4,456,531 and 4,793,288 shares of Class A Common stock at
   December 31, 2000 and 1999, respectively, at cost) ...................................         (96,538)        (103,832)
                                                                                             ------------     ------------
   Total common stockholders' equity ....................................................         755,114          661,684
                                                                                             ------------     ------------
Total liabilities, preferred stock and common stockholders' equity ......................    $ 10,413,834     $ 11,078,258
                                                                                             ============     ============

        See accompanying notes to the consolidated financial statements.

                            AVIS GROUP HOLDINGS, INC.
             CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY
                      (In thousands, except share amounts)

                                                                                               Accumulated
                                                           Class A   Additional                  Other
                                          Comprehensive     Common   Paid-in      Retained    Comprehensive  Treasury
                                             Income         Stock     Capital     Earnings    Income/(Loss)    Stock        Total
                                          -------------    -------  ----------   ----------   -------------  ---------    ----------
Balance, January 1, 1998* ...............                   $309    $ 430,507    $  28,694    $  (5,788)                  $ 453,722
Net income ..............................   $  63,521                               63,521                                   63,521
Sale of Class A Common Stock ($.01 par
   value) through a public offering of
   5,000,000 shares of common stock on
   March 23, 1998 .......................                     50      161,144                                               161,194
Purchases of Class A Common Stock
   for the treasury,  2,672,700 shares,
   at cost ..............................                                                                     $ (50,960)    (50,960)
Foreign currency translation adjustment,
   net of income taxes ..................      (3,374)                                           (3,374)                     (3,374)
Additional minimum pension charge,
   net of income taxes ..................      (1,489)                                           (1,489)                     (1,489)
                                            ---------       ----    ---------    ---------    ---------       ---------   ---------

Comprehensive income ....................   $  58,658
                                            =========
Balance, December  31, 1998 * ...........                    359      591,651       92,215      (10,651)        (50,960)    622,614

Net income ..............................   $  92,585                               92,585                                   92,585
Preferred stock dividends ...............                                           (9,110)                                  (9,110)
Purchases of Class A Common Stock
   for the treasury, 2,327,300 shares,
   at cost ..............................                                                                       (57,237)    (57,237)
Issuance of 206,712 shares of
Class A Common Stock from the
   treasury for exercise of stock options
   and other, net .......................                               1,455                                     4,365       5,820
Foreign currency translation adjustment,
   net of income taxes ..................       6,199                                             6,199                       6,199
Additional minimum pension benefit,
   net of income taxes ..................         813                                               813                         813
                                            ---------
Comprehensive income ....................   $  99,597
                                            =========       ----    ---------    ---------    ---------       ---------   ---------
Balance, December 31, 1999 * ............                    359      593,106      175,690       (3,639)       (103,832)    661,684

Net income ..............................   $ 120,676                              120,676                                  120,676
Preferred stock dividends ...............                                          (18,906)                                 (18,906)
Issuance of  336,757 shares of Class A
   Common Stock from the treasury for
   exercise of stock options and other,
   net ..................................                                 723                                     7,294       8,017
Foreign currency translation adjustment,
   net of income taxes ..................     (15,852)                                          (15,852)                    (15,852)
Additional minimum pension charge,
   net of income taxes ..................        (505)                                             (505)                       (505)
                                            ---------
Comprehensive income ....................   $ 104,319
                                            =========       ----    ---------    ---------    ---------       ---------   ---------
Balance, December 31, 2000  * ...........                   $359    $ 593,829    $ 277,460    $ (19,996)      $ (96,538)  $ 755,114
                                                            ====    =========    =========    =========       =========   =========

* - Class A common stock issued: 30,925,000 shares at January 1, 1998 and 35,925,000 shares at December 31, 1998, 1999 and 2000.

      Treasury stock held: 2,672,700 shares, 4,793,288 shares and 4,456,531 shares, at December 31, 1998, 1999 and, 2000, respectively.

        See accompanying notes to the consolidated financial statements.

                            AVIS GROUP HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                             Years Ended December 31,
                                                      ---------------------------------------
                                                          2000          1999          1998
                                                      -----------   -----------   -----------
Cash flows from operating activities:
Net income .........................................  $   120,676   $    92,585   $    63,521
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Vehicle depreciation ...........................    1,667,552     1,146,926       581,022
    Depreciation and amortization of property and
      equipment ....................................       25,321        19,558        12,890
    Amortization of other non-revenue producing
      assets .......................................       64,044        45,224        23,115
    Deferred income tax provision ..................       59,869        57,027        38,457
    Provision for doubtful accounts receivable .....       16,258         6,137         2,961
    Provision for public liability, property
      damage and other insurance liabilities, net ..      (10,107)       (1,819)       13,687
    Changes in operating assets and liabilities:
      Restricted cash ..............................      (22,064)      (62,588)      (26,300)
      Accounts receivable ..........................     (210,019)      (89,568)      (14,045)
      Prepaid expenses .............................       (3,983)       (6,336)        6,848
      Other assets .................................      (29,380)       21,654        (5,625)
      Accounts payable .............................      116,793        54,299       (23,148)
      Accrued liabilities ..........................      (23,842)        7,795        (2,475)
      Due to affiliates ............................      (23,322)     (192,951)      (18,320)
                                                      -----------   -----------   -----------
    Net cash provided by operating activities ......    1,747,796     1,097,943       652,588
                                                      -----------   -----------   -----------
Cash flows from investing activities:
    Payments for vehicle additions .................   (7,486,421)   (5,605,494)   (4,303,048)
    Vehicle deletions ..............................    5,008,078     4,205,221     3,610,721
    Increase in finance lease receivables ..........      (32,882)      (22,663)
    Payments for additions to property and
      equipment ....................................      (56,577)      (48,240)      (42,933)
    Retirements of property and equipment ..........       10,942        (6,419)        5,603
    Proceeds from the sale of 80% of PHH Europe,
      net of cash of $104,765 ......................      695,684
    Settlement of PHH Europe intercompany accounts .      225,819
    Dividend from PHH/Arval joint venture ..........       32,426
    Payments for purchase of rental car franchise
      licensees, net ...............................          (30)      (45,192)     (237,182)
    Payment for purchase of PHH Holdings, net of
      cash acquired ................................                 (1,325,781)
    Proceeds from the sale and leaseback of office
      building .....................................                     32,156
                                                      -----------   -----------   -----------
    Net cash  used in  investing activities ........   (1,602,961)   (2,816,412)     (966,839)
                                                      -----------   -----------   -----------
Cash flows from financing activities:
Proceeds from public offerings, net ................                                  161,194
Reductions (purchases) of Class A Common Stock
      (for) from the treasury ......................        6,183       (53,868)      (50,960)
Preferred stock dividends ..........................         (220)
Changes in debt:
    Proceeds .......................................    2,916,012     6,120,545     1,217,289
    Repayment of acquisition and other debt from the
      proceeds of the sale of 80% of PHH Europe ....   (1,054,437)
    Repayments of debt .............................   (1,953,442)   (4,307,537)   (1,023,432)
                                                      -----------   -----------   -----------
    Net (decrease) increase in debt ................      (91,867)    1,813,008       193,857
Payments for debt issuance costs ...................      (20,812)       (6,543)       (4,654)
Increase in  minority interest (preferred
  membership interest) .............................                     99,305
                                                      -----------   -----------   -----------
    Net cash (used in) provided by financing
      activities ...................................     (106,716)    1,851,902       299,437
                                                      -----------   -----------   -----------
Effect of exchange rate changes on cash ............         (469)        2,043          (334)
                                                      -----------   -----------   -----------
Net increase (decrease) in cash and cash
  equivalents and cash held on deposit with
  financial institution ............................       37,650       135,476       (15,148)
Cash and cash equivalents and cash held on deposit
    with financial institution at beginning of
    year ...........................................      165,227        29,751        44,899
                                                      -----------   -----------   -----------
Cash and cash equivalents and cash held on deposit
  with financial institution at end of year ........  $   202,877   $   165,227   $    29,751
                                                      ===========   ===========   ===========
Supplemental disclosure of cash flow information:
Cash paid during the year for:
    Interest .......................................  $   586,744   $   370,247   $   209,977
                                                      ===========   ===========   ===========
    Income taxes ...................................  $    38,009   $    28,877   $    13,338
                                                      ===========   ===========   ===========
Businesses acquired:
    Fair value of assets acquired, net of cash
      acquired .....................................                $ 6,004,777   $   244,501
    Liabilities assumed ............................                  4,271,804         7,319
                                                                    -----------   -----------
    Net assets acquired ............................                  1,732,973       237,182
    Less issuance of Series A and Series C
      Preferred stock ..............................                    362,000
                                                                    -----------   -----------
    Net cash paid for acquisitions .................                $ 1,370,973   $   237,182
                                                                    ===========   ===========
Assets and liabilities contributed to joint venture:
    Assets .........................................  $ 1,731,489
    Liabilities ....................................    1,035,805
                                                      -----------
    Proceeds received from the sale of 80% of PHH
      Europe, net of cash of $104,765 ..............  $   695,684
                                                      ===========

        See accompanying notes to the consolidated financial statements.

                            AVIS GROUP HOLDINGS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1-Summary of Significant Accounting Policies

The Company

      The accompanying consolidated financial statements include Avis Group Holdings, Inc. and subsidiaries, which was incorporated on October 17, 1996. The Company and its former parent, Avis Inc., were acquired by Cendant Corporation ("Cendant") on October 17, 1996 (the "Date of Acquisition"). Avis Group Holdings, Inc. and subsidiaries are referred to throughout the notes to the consolidated financial statements as (the "Company"). On January 1, 1997, Avis, Inc., the Company's former ultimate parent, a wholly-owned subsidiary of Cendant, contributed the net assets of its corporate operations and all of its common stock ownership in Avis International, Ltd. and subsidiaries, Avis Enterprises, Inc. and subsidiaries, Pathfinder Insurance Company and Global Excess & Reinsurance, Ltd. to the Company. Pursuant to a plan developed by Cendant prior to the Date of Acquisition, Cendant caused the Company to undertake an initial public offering ("IPO"). On September 24, 1997, the Company issued and sold 22,425,000 shares of its common stock through such IPO and received net proceeds of $359.3 million. On March 23, 1998, the Company sold 5,000,000 shares of its common stock through a public offering (the "Offering") and received net proceeds of approximately $161.2 million. In addition, in the Offering on March 23, 1998, Cendant reduced its ownership of the Company by selling 1,000,000 shares of the Company's common stock and retained the net proceeds. As a result of the IPO, the Offering on March 23, 1998, the net repurchase of 2,120,588 shares and 2,672,700 shares of treasury stock by the Company during the years ended December 31, 1999 and 1998, respectively, and the issuance of Series A and C preferred stock in connection with the VMS acquisition (see Notes 2, 15 and 16), Cendant's common stockholder's equity interest in the Company at January 1, 2001 is approximately 18% excluding potential conversion of Preferred Stock (see Notes 15, 17 and 25). The Company has used the net proceeds from these offerings to (i) acquire certain Avis System franchises (see Note 2) and (ii) for working capital and general corporate purposes, including the repayment of certain indebtedness. A Cendant subsidiary owns and operates the reservation system as well as the telecommunications and computer processing systems which service the rental car operations for reservations, rental agreement processing, accounting and vehicle control. Cendant is reimbursed for such services at cost (see Note 6). In addition, a Cendant subsidiary charges the Company a royalty fee for the use of the Avis trade name (see Note 6).

      On March 19, 1999, and June 30, 1999, the Company purchased the common stock and franchise rights of Rent-A-Car Company, Incorporated, of Richmond Virginia ("Rent-A-Car, Inc.") and Motorent, Inc. of Nashville Tennessee ("Motorent") for approximately $10.1 million and $49.3 million, respectively. These acquisitions were financed through internally generated funds.

      On June 30, 1999, the Company completed the transaction contemplated by the Agreement and Plan of Merger and Reorganization dated as of May 22, 1999 (the "Merger Agreement"), with PHH Corporation, a Maryland corporation and wholly-owned subsidiary of Cendant, PHH Holdings Corporation ("PHH Holdings"), a Texas corporation and wholly-owned subsidiary of PHH Corporation, and Avis Fleet Leasing and Management Corporation, a Texas corporation and a wholly-owned subsidiary of the Company (the "Acquisition Subsidiary"). Pursuant to the Merger Agreement, the Acquisition Subsidiary and PHH Holdings merged on June 30, 1999 and the Acquisition Subsidiary acquired the fleet leasing and management and fuel card business of PHH corporation ("VMS") for approximately $1.8 billion and refinanced VMS indebtedness of approximately $3.5 billion (the "VMS Acquisition"). The acquisition financing included borrowings by the Company of $1 billion of term loans, the issuance by the Company of $500 million of senior subordinated notes, and the issuance by the Acquisition Subsidiary of $362 million of preferred stock (see Notes 11, 15 and 16).

      On August 9, 2000, the Company completed a transaction with BNP Paribas ("BNP") to form a joint venture company that owns PHH Europe. As part of the transaction, BNP acquired an 80% interest in the joint venture, with the Company retaining a 20% interest. The Company received $800 million in cash and had its intercompany indebtedness with PHH Europe repaid. PHH Europe, with operations in the United Kingdom and Germany, is engaged in the business of leasing vehicles and providing fee based services, including fuel and maintenance cards, accident management and other vehicle services to its customers. Accordingly, the Company's 20% investment in the joint venture is reported as Investment in PHH/Arval joint venture in the accompanying Consolidated Statement of Financial Position and the earnings of the joint venture are included in the Statement of Operations on the equity method of accounting. The difference between the carrying value of the net assets of PHH Europe and the proceeds from the sale have been accounted for as a reduction of cost in excess of net assets acquired relating to the VMS Acquisition.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Cendant Merger Agreement

      On November 11, 2000 Cendant and the Company entered into a definitive agreement for Cendant to acquire all of the outstanding shares of the Company that are not currently owned by Cendant at a price of $33.00 per share (the "Merger Consideration"), in cash, and all outstanding and unexerised options to purchase the common stock of the Company, (which have not elected to convert their options to Cendant options) at the excess of the Merger Consideration over the per share exercise price of each option. Approximately 25.9 million outstanding shares of the Company's Class A Common Stock shares are not owned by Cendant and approximately 7.5 million unexercised non-converted options are outstanding.

Principles of Consolidation

      All material intercompany accounts and transactions have been eliminated.

Accounting Estimates

      Generally accepted accounting principles require the use of estimates, which are subject to change, in the preparation of financial statements. Significant accounting estimates used include estimates for recoverability of the cost in excess of net assets acquired, the determination of public liability, property damage and other insurance liabilities, and the realization of deferred income tax assets. However, actual results may differ.

Revenue Recognition

Vehicle Rental Revenue:

      Revenue is recognized over the period the vehicle is rented.

Vehicle Leasing Revenue:

      The Company primarily leases vehicles under three standard arrangements: open-end operating leases, closed-end operating leases or open-end finance leases (direct financing leases). These leases are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 13, "Accounting for Leases". Each lease is either classified as an open-end or closed-end operating lease or open-end finance lease and are included in Vehicles, net-leasing and Finance lease receivables, respectively, on the accompanying Consolidated Statements of Financial Position. Vehicle lease terms generally range from 36 to 72 months. Amounts charged to the leases for interest on the unrecovered investment are credited to income on a level yield method.

Other Fee Based Revenue:

      Revenue from fleet management services other than leasing are recognized over the period in which services are provided and the related expenses are incurred.

Cash and Cash Equivalents

      The Company considers unrestricted deposits and short-term investments with an original maturity date of three months or less to be cash equivalents.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Cash Held on Deposit with Financial Institution

      Cash held on deposit with financial institution represents lease payments collected from the Company's vehicle leasing customers by one of the Company's lenders in connection with the Company's VMS Domestic Asset Based Financing Structure (see Vehicle Leasing and Other Fee Based Debt in Note 11). Cash collected during the month by the lender, net of vehicle purchases, is settled with the Company in the early part of the following month.

Restricted Cash

      Restricted cash includes cash and short-term investments that are not readily available for normal Company disbursements. Certain amounts have been set aside as required under the Company's debt covenants and to satisfy insurance related and other commitments of the Company.

Finance Lease Receivables

      Finance Lease Receivables are leases accounted for in accordance with SFAS No. 13, which are classified as a direct financing lease, as defined.

      The Company records the cost of the leased vehicle as an "investment in finance leases". Amounts charged to the lessees for interest on the unrecovered investment are credited to income on a level yield method.

Vehicles, Net

      Rental vehicles are stated at cost, net of accumulated depreciation, incentives and allowances. In accordance with industry practice, when vehicles are sold, gains or losses are reflected as an adjustment to depreciation. Vehicles are generally depreciated at rates ranging from 11% to 28% per annum. Manufacturers provide the Company with incentives and allowances (such as rebates and volume discounts) which are amortized to income over the holding periods of the vehicles.

      Leasing vehicles include vehicles which are leased to customers under either open-end or closed-end operating leases:

      Open-end Operating Leases - Under these leases, the minimum lease term is 12 months with a month to month renewal thereafter. In addition, resale of the vehicles upon termination of the lease is generally for the account of the lessee except for a minimum residual value, which the Company has guaranteed. The Company guarantees 16% of the original cost of the unit for the first 24 months of the lease, and then 16% of the fair market value of the unit at inception of the month to month renewals thereafter.

      Closed-end Operating Leases - Under these leases, the minimum lease term is 12 months or longer. However, 24 and 36 month lease terms are the most prevalent. These leases are cancelable under certain conditions. Resale of the vehicles upon termination is for the account of the Company.

      Open-end finance leases provide that the resale of the vehicles upon termination of the lease are for the account of the lessee.

Property and Equipment, Net

      Property and equipment is stated at cost, net of accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful life of the assets. Estimated useful lives range from five to ten years for furniture, fixtures and equipment, to thirty years for buildings. Leasehold improvements are amortized over the shorter of twenty years or the remaining life of the lease. Maintenance and repairs are expensed; renewals and improvements are capitalized. When depreciable assets are retired or sold, the cost and related accumulated depreciation are removed from the accounts with any resulting gain or loss reflected in the Consolidated Statements of Operations.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Cost in Excess of Net Assets Acquired, Net

      Cost in excess of net assets acquired is amortized over a 40 year period and is shown net of accumulated amortization of $85.6 million and $50.7 million at December 31, 2000 and 1999, respectively.

Impairment Accounting

      The Company reviews the recoverability of its long-lived assets, including cost in excess of net assets acquired, when events or changes in circumstances occur that indicate that the carrying value of the assets may not be recoverable. The measurement of possible impairment is based on the Company's ability to recover the carrying value of the asset from the expected future pre-tax undiscounted cash flows generated. The measurement of impairment requires management to use estimates of expected future cash flows. If an impairment loss existed, the amount of the loss would be recorded under the caption costs and expenses in the Consolidated Statements of Operations. It is reasonably possible that future events or circumstances could cause these estimates to change.

Public Liability, Property Damage and Other Insurance Liabilities, Net

      Insurance liabilities on the accompanying Consolidated Statements of Financial Position include additional liability insurance, personal effects protection insurance, public liability and property damage ("PLPD") and personal accident insurance claims for which the Company is self-insured. The Company is self-insured up to $1 million per claim under its automobile liability insurance program for PLPD and additional liability insurance. Costs in excess of $1 million per claim are insured under various contracts with commercial insurance carriers. The liability for claims up to $1 million is estimated based on the Company's historical loss and loss adjustment expense experience, which is adjusted for current trends.

      The insurance liabilities include a provision for both claims reported to the Company as well as claims incurred but not yet reported to the Company. This method is an actuarially accepted loss reserve method. Adjustments to this estimate and differences between estimates and the amounts subsequently paid are reflected in the Consolidated Statements of Operations as they occur.

Foreign Currency Translation

      The assets and liabilities of foreign companies are translated at year-end exchange rates. Results of operations are translated at the average rates of exchange in effect during the year. The resultant translation adjustment is included as a component of accumulated other comprehensive loss within consolidated common stockholders' equity.

Income Taxes

      The Company files a U.S. consolidated federal income tax return and has adopted the calendar year as its fiscal year. The Company files separate income tax returns in states where a consolidated return is not permitted. In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), deferred income tax assets and liabilities are recorded for the differences between the financial accounting and tax basis of assets and liabilities, using enacted rates in effect in the years in which the differences are expected to reverse.

Pensions

      Costs of the defined benefit plans are actuarially determined under the projected unit credit cost method and include amounts for current service and interest on projected benefit obligations and plan assets. The Company's policy is to fund at least the minimum contribution amount required by the Employee Retirement Income Security Act of 1974.

Advertising

      Advertising costs are expensed as incurred. Advertising costs were $89.2 million, $86.7 million and $77.5 million for the years ended December 31, 2000, 1999 and 1998, respectively.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Derivative Financial Instruments

      Derivative financial instruments are used to manage exposure to market risks associated with fluctuations in interest rates. Analyses are performed on an on-going basis to determine that a high correlation exists between the characteristics of derivative instruments and the assets or transactions being hedged. As a matter of policy, derivative activities are not engaged for trading or speculative purposes. Exposure to credit-related losses exist in the event of non-performance by counterparties to certain derivative financial instruments. At December 31, 2000, the Company's derivative financial instruments included interest rate swap agreements, interest rate cap and floor agreements, gasoline options and options embedded in certain interest rate swap agreements, "Swaptions" (see Notes 11, 13, 15 and 27).

      Interest on the Company's interest rate swap agreements, and interest rate cap and floor agreements are cash settled on a net basis for each agreement quarterly. The Company's swaption agreements and certain purchased and sold interest rate cap agreements are marked to market with adjustments to fair value recorded in earnings. Gains or losses from the sale or exercise of gasoline options are recognized when the underlying option is sold.

Environmental Costs

      The Company's operations include the storage and dispensing of gasoline. The Company accrues losses associated with the remediation of accidental fuel discharges when such losses are probable and reasonably estimatable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

Recent Accounting Pronouncements

      A recent pronouncement of the Financial Accounting Standards Board which is not required to be adopted at this date, is SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", ("SFAS No. 133"), which is effective for the Company's consolidated financial statements for the year ending December 31, 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133, as amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No.133" and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", is effective for the Company as of January 1, 2001. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities measured at fair value. The accounting for changes in the fair value of a derivative depends on the use of the derivative. Adoption of these new accounting standards will result in cumulative after-tax reductions in net income of approximately $7.6 million and an increase in accumulated other comprehensive income of approximately $2.4 million in the first quarter of 2001.

      A recent pronouncement of the Financial Standards Board which is not required to be adopted at this date, except for certain disclosures, is SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", ("SFAS No. 140"), which is effective for the Company's consolidated financial statements for the year ending December 31, 2001. SFAS No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures. The Company does not believe that SFAS No. 140 will have a material impact on its consolidated financial statements.

Reclassifications

      Certain prior year amounts have been reclassified to conform with the presentation of the current year's consolidated financial statements.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2 - Acquisitions

      On March 19, 1999, and June 30, 1999, the Company purchased the common stock and franchise rights of Rent-A-Car Company, Incorporated, of Richmond, Virginia ("Rent-A-Car, Inc.") and Motorent, Inc. of Nashville Tennessee ("Motorent") for approximately $10.1 million and $49.3 million, respectively. These acquisitions were financed through internally generated funds.

      On June 30, 1999, the Company completed the transaction contemplated by the Merger Agreement with PHH Corporation, PHH Holdings Corporation and the Acquisition Subsidiary. Pursuant to the Merger Agreement, the Acquisition Subsidiary and PHH Holdings merged on June 30, 1999 and the Acquisition Subsidiary acquired the fleet leasing and management and fuel card business of VMS for approximately $1.8 billion and refinanced VMS indebtedness of approximately $3.5 billion. The acquisition financing included borrowings by the Company of $1 billion of term loans, the issuance by the Company of $500 million of senior subordinated notes, and the issuance by the Acquisition Subsidiary of $362 million of preferred stock (see Notes 11, 15 and 16).

      In connection with the VMS Acquisition, the Company received a perpetual, royalty-free license to use the VMS trademarks, including the "PHH" name and logo. PHH Corporation and PHH Holdings entered into a 5-year non-compete agreement with Avis Group Holdings, Inc. and the Acquisition Subsidiary. The Acquisition Subsidiary also received a limited license to use the Cendant name in Europe and the United States for a period of up to one year. In addition, the parties entered into agreements under which Cendant agreed to provide the Company with computer services and with transitional services with respect to various administrative services, including payroll and benefits, which had previously been provided to VMS by Cendant. In addition, the Acquisition Subsidiary entered into an agreement under which it will provide Cendant with certain transitional administrative services which had previously been provided by VMS.

      The following is the purchase cost allocation of the acquisitions described above (in thousands):

Purchase cost .............................................         $ 1,917,949
                                                                    -----------
Fair value of:
     Assets acquired ......................................           4,814,319
     Liabilities assumed ..................................          (4,283,402)
                                                                    -----------
Net assets ................................................             530,917
                                                                    -----------
Cost in excess of net assets acquired .....................         $ 1,387,032
                                                                    ===========

      The following unaudited pro forma information presents the results of operations of the Company as if the acquisition of VMS for approximately $1.8 billion (including the issuance of Series A and Series C Preferred Stock) and the refinancing of VMS indebtedness and related adjustments had taken place on January 1, 1998 (in thousands, except per share data):

                                                        Years Ended December 31,
                                                        ------------------------
                                                           1999          1998
                                                        ----------    ----------

Revenue                                                 $4,144,670    $3,907,039
                                                        ==========    ==========

Income before provision for income taxes ...........    $  141,386    $   65,596
                                                        ==========    ==========

Net income .........................................    $   73,156    $   26,916
Preferred stock dividends ..........................        18,220        18,220
                                                        ----------    ----------

Earnings applicable to common stockholders .........    $   54,936    $    8,696
                                                        ==========    ==========

Earnings per share:

Basic ..............................................    $     1.75    $      .25
                                                        ==========    ==========
Diluted ............................................    $     1.72    $      .25
                                                        ==========    ==========

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      On May 1, 1998, the Company acquired the assets of the car rental business of Hayes Leasing Company, Inc., including the Avis System franchises for the cities of Austin, Fort Worth and San Antonio, and the counties of Dallas and Tarrant, Texas for approximately $86 million in cash plus the refinancing of fleet-related indebtedness, which totaled approximately $136 million for a total purchase price of approximately $222 million. In addition, during the year ended December 31, 1998, the Company purchased the assets of several other Avis System franchises for approximately $15 million in cash. If these acquisitions had occurred on January 1, 1998, they would not have had a material impact on the Company's results of operations. The excess purchase price over the net assets acquired for these acquisitions was approximately $90 million.

Note 3 - Formation of Joint Venture

      On August 9, 2000, the Company announced that it had completed a transaction with BNP Paribas ("BNP") to form a joint venture company that owns PHH Europe and, which within one year, will merge with BNP's vehicle management subsidiary, Arval Service Lease S.A. ("Arval"). As part of the transaction, BNP acquired an 80% interest in the joint venture, with the Company retaining a 20% interest. The Company received $800 million in cash and had its intercompany indebtedness with PHH Europe repaid. The Company used the sale proceeds to retire Term Loans A, B and C of its outstanding Acquisition Financing (see Note
11).

      The revenue and net income of PHH Europe included in the Consolidated Statements of Operations for the years ended December 31, 2000 and 1999 are (in thousands):

                                      2000                        1999
                                   ----------                   --------

         Revenue                   $  158,939                   $139,399
                                   ==========                   ========
         Net Income                $   27,589                   $ 30,969
                                   ==========                   ========

      The revenue and net income of PHH Europe for the periods presented above includes the results of operations of PHH Europe from the date of acquisition (June 30, 1999) through July 31, 2000 (formation of the PHH/Arval joint venture).

      PHH/Arval is an unlimited liability company organized under the laws of the United Kingdom. A subsidiary of the Company which owns 20% of PHH/Arval, is liable under the laws of the United Kingdom for all the obligations of PHH/Arval upon its liquidation which remain after the assets of PHH/Arval are sold. PHH/Arval incurred a loan of approximately $800 million to complete the BNP Paribas transaction. The Company's subsidiary is liable for the loan to the extent PHH/Arval does not have sufficient assets to repay the loan upon its liquidation. A newly formed subsidiary of the Company has guaranteed its subsidiary's liability under the loan.

Note 4 - Restricted Cash

      At December 31, 2000 and 1999, restricted cash includes an escrow amount of $113,342,000 and $90,000,000, respectively, as required under the Company's debt agreements, to provide additional credit enhancement on the Company's Medium Term Notes and floating rate Rental Car Asset Backed Notes (see Note 11). Also included in restricted cash at December 31, 2000 and 1999 is $62,002,000 and $116,244,000, respectively, related to the VMS Domestic ABS Facilities and certain amounts which are set aside to satisfy claims under the Company's self-insurance programs and other obligations of the Company.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5 - Accounts Receivable, Net

      Accounts receivable, net at December 31, 2000 and 1999 consist of the following (in thousands):

                                                        2000            1999
                                                    -----------     -----------

Vehicle leasing and other fee based services ...    $   467,551     $   699,006
Due from General Motors ........................        257,906         196,497
Vehicle rentals ................................        139,726         109,084
Vehicle related ................................         79,688          51,282
Value added and provincial taxes ...............          7,330          28,427
Damage claims ..................................         15,996          13,715
Other ..........................................         34,649          25,398
                                                    -----------     -----------
                                                      1,002,846       1,123,409
Less allowance for doubtful accounts ...........        (10,161)         (7,669)
                                                    -----------     -----------
                                                    $   992,685     $ 1,115,740
                                                    ===========     ===========

      Vehicle related amounts include receivables for vehicles sold under guaranteed repurchase contracts ("Repurchase Programs") and amounts due for incentives and allowances. Incentives and allowances are based on all of the following: the volume of vehicles to be purchased for a model year, the manufacturers' willingness to encourage the Company to retain vehicles rather than return the vehicles back to the manufacturers and the purchase of particular models not subject to repurchase under "buyback" arrangements. Incentives and allowances are amortized to income over the average holding period of the vehicles (see Note 8).

Note 6 - Due to Affiliates, Net

      Due to affiliates, net at December 31, 2000 and 1999 consists of non-interest bearing advances due Cendant or its consolidated subsidiaries of $37.7 million and $59.4 million, respectively, for services. Non-interest bearing advances represents intercompany transactions relating primarily to royalty fees, reservation processing and data processing. In addition, at December 31, 2000, due to affiliates, net includes certain expenses incurred in connection with the Cendant acquisition of the Company (see Note 1), which will be paid by the acquiror.

      Expense items of the Company include the following items from Cendant and affiliates of Cendant for the years ended December 31, 2000, 1999 and 1998 (in thousands):

                                              2000          1999          1998
                                            --------      --------      --------
Royalty fee ..........................      $104,538      $100,031      $ 91,904
Reservations .........................        55,976        58,063        49,872
Data processing and other ............        53,106        43,700        35,844
Rent .................................         5,265         4,639         4,648
                                            --------      --------      --------
                                            $218,885      $206,433      $182,268
                                            ========      ========      ========

      These charges seek to reimburse the affiliated company for the actual costs incurred. They are determined in accordance with various intercompany agreements and include certain allocations which are based upon such factors as square footage, employee salaries, computer usage time, etc. Effective January 1, 1997, Cendant charged the Company a royalty fee of 4.0% of revenue for the use of the Avis trade name. The royalty fee of 4.0% consists of a base royalty of 3.0% of the vehicle rental segment's gross revenue and a supplemental royalty of 1.0% of the vehicle rental segment's gross revenue payable quarterly in arrears, which will increase periodically to a maximum of 1.5% in 2003. The supplemental royalty or a portion thereof may be deferred if the Company does not meet certain financial targets.

      In addition, for the years ended December 31, 2000, 1999 and 1998, the Company was charged by Cendant approximately $5.3 million, $4.1 million and $3.8 million, respectively, for certain software developed for internal use, which has been capitalized on the accompanying Consolidated Statements of Financial Position. Under the Computer Services Agreement with Cendant dated July 30, 1997, software developed for the Company's internal use is charged to the Company at Cendant's cost.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7 - Finance Lease Receivables

      Under these leases, the minimum lease term is 12 months with a month to month renewal thereafter. In addition, resale of the vehicles upon termination of the lease is for the account of either the lessor (PHH Europe) or the lessee (both North America and PHH Europe). The net investment in leases and leased vehicles at December 31, 2000 and 1999 consists of the following (in thousands):

                                                          2000           1999
                                                       ---------      ---------
Future minimum lease payments receivable .........     $ 176,029      $ 561,157
Estimated unguaranteed residual value ............                      392,191
Less unearned income .............................       (16,884)       (82,314)
                                                       ---------      ---------
                                                       $ 159,145      $ 871,034
                                                       =========      =========

      At December 31, 2000, future minimum lease payments on the Company's direct financing leases are as follows (in thousands):

2001 ..................................................                 $ 63,181
2002 ..................................................                   52,458
2003 ..................................................                   35,920
2004 ..................................................                   17,843
2005 ..................................................                    5,216
Thereafter ............................................                    1,411
                                                                        --------
                                                                        $176,029
                                                                        ========

Note 8-Vehicles, Net

      Vehicles, net at December 31, 2000 and 1999 consist of the following (in thousands):

                                                         2000                        1999
                                             --------------------------    --------------------------
                                               Vehicle        Vehicle        Vehicle        Vehicle
                                               Rental         Leasing        Rental         Leasing
                                             -----------    -----------    -----------    -----------
Rental vehicles ..........................   $ 4,098,992                   $ 3,683,864
Vehicles under open-end operating leases .                  $ 4,309,248                   $ 3,337,191
Vehicles under closed-end operating leases                      215,551                       230,693
Buses and support vehicles ...............        80,903                        81,150
Vehicles held for sale ...................        47,535         28,656         19,757         40,400
                                             -----------    -----------    -----------    -----------
                                               4,227,430      4,553,455      3,784,771      3,608,284
Less accumulated depreciation ............      (465,976)    (1,348,075)      (417,409)      (474,275)
                                             -----------    -----------    -----------    -----------
                                             $ 3,761,454    $ 3,205,380    $ 3,367,362    $ 3,134,009
                                             ===========    ===========    ===========    ===========

      Depreciation expense for rental vehicles was $656.4 million, $644.6 million and 576.2 million for the years ended December 31, 2000, 1999 and 1998, respectively. Depreciation expense for leasing vehicles was $1,012.8 million for the year ended December 31, 2000. Depreciation expense for leasing vehicles for the period June 30, 1999 (date of acquisition) through December 31, 1999 was $507.7 million. Depreciation expense for rental vehicles is stated net of amortization of certain incentives and allowances from various vehicle manufacturers of approximately $128.6 million, $120 million and $119 million for the years ended December 31, 2000, 1999 and 1998, respectively. Depreciation expense for rental vehicles also reflects a net loss on the disposal of vehicles of $2.2 million, $5.4 million and $ 6.8 million for the years ended December 31, 2000, 1999 and 1998, respectively.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      At December 31, 2000, future minimum lease payments to be received on the Company's open-end and closed-end operating leases are as follows (in thousands):

Years
-----
2001 ...........................................................      $1,069,925
2002 ...........................................................         889,635
2003 ...........................................................         630,251
2004 ...........................................................         341,857
2005 ...........................................................         136,971
Thereafter .....................................................         140,767
                                                                      ----------
Total ..........................................................      $3,209,406
                                                                      ==========

      Other fleet leasing vehicles with net carrying amounts of $183.4 million and $233.6 million at December 31, 2000 and 1999, respectively, are included in special purpose entities which are not owned by the Company. These entities do not require consolidation as they are not controlled by the Company and all risks and rewards rest with the owners. Additionally, receivables related to managed vehicles totaling approximately $120.7 million and $110.9 million at December 31, 2000 and 1999, respectively, are owned by special purpose entities, which are owned by the Company. However, such assets and related liabilities have been netted in the Consolidated Statements of Financial Position since there is a two-party agreement with determinable amounts, a legal right to offset exists which the Company has exercised. The Company receives monies from vehicle manufacturers which is deferred and recognized on a straight line basis over the estimated life of the vehicles.

Vehicle Sale-Leaseback Transactions

      During the years ended December 31, 2000 and 1999, the Company entered into sale-leaseback transactions with an independent third party ("Counterparty") in Canada. In addition, the Company is party to similar arrangements with the Counterparty resulting from transactions incurred prior to 1999. Under these arrangements, the Company sells its interest in operating leases and its vehicles under operating leases to the Counterparty. Then, it repurchases the leased vehicles (the Counterparty retains the lease rights). Subsequently, the Company leases the vehicles under a direct financing lease to the Counterparty. The Counterparty prepays all lease payments except for an agreed-upon residual amount. These residual amounts are typically 3% to 8% of the total lease payments. The residual amounts represent the total exposure to the Company from these transactions. The total amount of net investment in operating leases and leased vehicles sold under these agreements was $184.6 million and $48.1 million as of December 31, 2000 and 1999, respectively. At December 31, 2000 and 1999, the total outstanding prepaid rent and residual amounts outstanding under such agreements was $317.8 million and $21.5 million, and $286.7 million and $16.1 million, respectively. The total revenues recognized under these agreements was $128.8 million and $60.6 million for the years ended December 31, 2000 and 1999, respectively.

Note 9-Property and Equipment, Net

      Property and equipment at December 31, 2000 and 1999 consist of the following (in thousands):

                                                          2000          1999
                                                        ---------     ---------

Land ...............................................    $  22,862     $  28,270
Buildings ..........................................       10,532         8,191
Leasehold improvements .............................      142,788       119,702
Furniture, fixtures and equipment ..................       39,453        52,823
Construction-in-progress ...........................       37,451        32,975
                                                        ---------     ---------
                                                          253,086       241,961
Less accumulated depreciation and amortization .....      (56,328)      (44,134)
                                                        ---------     ---------
                                                        $ 196,758     $ 197,827
                                                        =========     =========

      In December 1999, VMS in the U.K. entered into a sale and lease back for an office building. The selling price of the office building was approximately $32.2 million. The period of the lease is 16 years. The gain on the sale of the office building of $16.4 million has been reflected in the Consolidated Statement of Financial Position at December 31, 1999, as a reduction of cost in excess of net assets acquired, net.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10-Accrued Liabilities

      Accrued liabilities at December 31, 2000 and 1999 consist of the following (in thousands):

                                                         2000             1999
                                                       --------         --------
Payroll and related costs ....................         $ 99,743         $106,209
Taxes, other than income taxes ...............           15,103           15,664
Rents and property related ...................           26,211           36,270
Interest .....................................           64,126           28,866
Sales and marketing ..........................           49,253           54,749
Vehicle related ..............................           11,159           29,355
Other ........................................           99,943           98,340
                                                       --------         --------
                                                       $365,538         $369,453
                                                       ========         ========

Note 11-Financing and Debt

      Debt outstanding at December 31, 2000 and 1999 consist of the following (in thousands):

                                                                             2000         1999
                                                                         ----------   ----------
Vehicle Rental
Commercial Paper Notes ...............................................   $  919,800   $1,026,261
Short-term notes-foreign .............................................      196,882      111,259
Series 1997-1A asset-backed Medium Term Notes at 6.22% ...............                   800,000
Series 1997-1B asset-backed Medium Term Notes due May 2002 through
    October 2002 at 6.40% ............................................      850,000      850,000
Series 1998-1 asset-backed Medium Term Notes due December 2004 through
    May 2005 at 6.14% ................................................      600,000      600,000
Series 2000-1 floating rate Rental Car Asset-Backed Notes due
    February 2003 through July 2003 ..................................      250,000
Series 2000-2 floating rate Rental Car Asset-Backed Notes due
     March 2007 through August 2007 ..................................      300,000
Series 2000-3 floating rate Rental Car Asset-Backed Notes due
     May 2003 through October 2003 ...................................      200,000
Series 2000-4 floating rate Rental Car Asset-Backed Notes due
     June 2005 through November  2005 ................................      500,000
Revolving credit facility due June 2005 ..............................      225,000       62,000
Other ................................................................        5,332        5,902
                                                                         ----------   ----------
        Total Vehicle Rental Debt ....................................    4,047,014    3,455,422
                                                                         ----------   ----------

Vehicle Leasing and Other Fee Based Services
Commercial Paper Notes ...............................................    1,781,188    1,521,498
Canadian short term borrowings .......................................       14,026       44,563
Series 1999-2 floating rate asset-backed notes, Class A-1 ............      550,000      550,000
Series 1999-2 floating rate asset-backed notes, Class A-2 ............      450,000      450,000
Foreign Asset  Backed Securities - UK Advances (see Note 3) ..........                   850,443
Self-fund notes ......................................................       41,137       30,397
Wright Express Certificates of Deposit ...............................      138,875       67,482
                                                                         ----------   ----------
        Total Vehicle Leasing and Other Fee Based Services Debt ......    2,975,226    3,514,383
                                                                         ----------   ----------
        Total Vehicle Debt ...........................................    7,022,240    6,969,805
                                                                         ----------   ----------

Acquisition Financing
Term A Loan  Notes due June 2005 (see Note 3) ........................                   250,000
Term B Loan  Notes due June 2006 (see Note 3) ........................                   375,000
Term C Loan  Notes due June 2007 (see Note 3) ........................                   375,000
Senior Subordinated Notes due May 2009 at 11.00% .....................      500,000      500,000
                                                                         ----------   ----------
        Total Acquisition Financing Debt .............................      500,000    1,500,000
                                                                         ----------   ----------
        Total Debt ...................................................   $7,522,240   $8,469,805
                                                                         ==========   ==========

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Vehicle Rental Debt

      On July 31, 1997, the Company, through its wholly-owned subsidiary Avis Rent A Car System, Inc. ("ARACS"), entered into a domestic integrated fleet financing program that provided for financing for vehicles covered by Repurchase Programs, (the "Avis ABS Facility"). As of December 31, 2000, the availability under this financing program is $4.2 billion. The Avis ABS Facility provides for the issuance of up to $1.5 billion of asset-backed variable funding notes (the "Commercial Paper Notes") and $2.7 billion of asset backed medium term notes (the "Medium Term Notes"). The Commercial Paper Notes and the Medium Term Notes are backed by a first priority security interest in the domestic rental fleet. Additional credit enhancement is provided for the Medium Term Notes by an escrow account of $113 million and $90 million, which is included in "Restricted Cash" (see Note 4) on the accompanying Consolidated Statements of Financial Position at December 31, 2000 and 1999, respectively. The weighted average interest rates on the Commercial Paper Notes were 6.6%, and 6.4% at December 31, 2000 and 1999, respectively. The interest rates on the Series 2000-1, 2000-2, 2000-3 and 2000-4 floating rate asset-backed notes at December 31, 2000 were 6.9%, 7.0%, 6.9% and 6.9%, respectively.

      On June 30, 1999, the Company entered into a $1.35 billion secured credit facility (the "Credit Facility") which is guaranteed by certain of it's subsidiaries. The Credit Facility consists of (i) $1 billion of Term Loans (see Acquisition Financing below), (ii) a revolving credit facility of up to $350 million which is available on a revolving basis until June 30, 2005 in order to finance the working capital needs of the Company in the ordinary course of business (with up to $75 million of such amount available for the issuance of standby letters of credit to support workers' compensation and other insurance and bonding requirements of ARACS, the Company and its subsidiaries in the ordinary course of business, and a 364 day standby letter of credit facility of up to $225 million available to fund (a) any shortfall in certain payments owing to AESOP Leasing, a subsidiary of ARACS pursuant to fleet agreements and (b) maturing Commercial Paper Notes if such Commercial Paper Notes cannot be repaid through the issuance of additional Commercial Paper Notes or draws under the liquidity facility supporting the Commercial Paper Notes). Revolving Loans bear interest at either Chase Manhattan Bank's ("Chase") alternate base rate ("ABR") plus 0.75% or the Euro dollar rate plus 1.75% (at the Company's option). For the years ended December 31, 2000 and 1999, the weighted average interest rate on the Company's Revolving Loans was 9.6% and 8.9%, respectively. The average interest rate on the revolving credit facility at December 31, 2000, and 1999, was 8.5% and 10.3%, respectively. Upon the closing of the PHH/Arval transaction and the retirement of the term loans (see Note 3), the revolving credit portion of this facility was amended to increase the facility to $450 million. At December 31, 2000 and 1999, the Company had issued letters of credit of $27.1 million and $29.2 million under the revolving credit facility and $150 million under the $225 million standby letter of credit facility, respectively. As of December 31, 2000, under the terms of the Revolving Credit Facility, the Company had outstanding $225 million at a variable interest rate with terms identical to the Term A Loan Notes (see Acquisition Financing below).

      The Credit Facility is secured by the tangible and intangible assets of the Company (including, without limitation, its intellectual property, its rights under the Master License Agreement and related agreements, real property and all of the capital stock or equivalent equity ownership interests of the Company and each of its direct and indirect domestic subsidiaries and 65% of the Company first-tier foreign subsidiaries), except for those assets which are subject to a negative pledge or as to which the agents for the Credit Facility shall determine in their sole discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby.

      The weighted-average interest rates of the short-term notes-foreign as of December 31, 2000 and 1999 were 6.4% and 5.8%, respectively.

Vehicle Leasing and Other Fee Based Debt

      In connection with the VMS Acquisition (see Note 2), Avis Group Holdings, Inc. refinanced the VMS existing fleet debt with the proceeds of approximately $2.7 billion domestic and $720 million foreign asset-backed securities issued pursuant to an offering of asset-backed securities (the "Interim VMS ABS Offering"), under certain fleet financing facilities and together with the Avis ABS Facility. The domestic securities comprising the Interim VMS ABS Offering are issued by a bankruptcy remote special purpose entity (the "Domestic ABS Issuer") and placed initially with a single multi-seller commercial paper conduit, and thereafter may be syndicated to one or more other bank sponsored conduits (collectively the "CP Conduits"). The CP Conduits will acquire Domestic Variable Funding Notes ("VFNs"), Domestic Preferred Membership Interests and U.K. Advances using the proceeds of commercial paper issuances. In addition, from time to time, the Domestic ABS Issuer may issue medium-term notes secured by the Domestic ABS Assets, using the proceeds of any such offerings to reduce the amount of Domestic VFNs then outstanding.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      On October 28, 1999, $1 billion of 7 and 12 year Medium Term Notes ("MTN's") were issued to replace a like amount of Domestic VFN's. This facility consists of two classes of floating rate asset-backed notes: Class A-1 notes, which total $550 million and Class A-2 notes, which total $450 million. Interest rates are reset monthly at LIBOR plus 32 basis points and LIBOR plus 35 basis points for the class A-1 and Class A-2 notes, respectively . The Class A-1 notes have an average expected life of 2 years and commence amortizing in March 2001 and have a final stated maturity of October 2006. The average interest rate on the Company's Class A-1 and Class A-2 notes was 6.9%, 5.7% and 7.0% and 5.8% at December 31, 2000 and 1999, respectively. The Class A-2 notes have an average expected life of 3 years and commence amortizing when the Class A-1 notes are repaid in full. The Class A-2 notes have a final stated maturity of October 2011. Both classes of notes are rated AAA by Standard and Poors and Aaa by Moody's. In addition to the floating rate asset-backed notes, the Company may issue up to $1.75 billion Variable Funding Investor Notes to a group of multi-seller commercial paper conduits. The Domestic VFN agreement expires in October 2001 and is renewable annually. The blended interest rate in effect at December 31, 2000 for the domestic asset-backed securities (including program fees from 32 to 35 basis points) is 6.71%. The Company has also issued two series of Senior Preferred Membership Interests (see Note 12), which total $99.3 million, at a rate (including program fees of 70 basis points) of 6.67% at December 31, 2000.

      At December 31, 1999, VMS-U.K. had $856 million asset-backed facility (the "U.K. ABS Facility"), which was supported by the leased vehicles and fuel card receivables of the various VMS-U.K entities. VMS-U.K. was funded through a group of multi-seller commercial paper conduits. The interest rate was variable and was based on commercial paper notes plus a weighted average margin of approximately 45 basis points. As of December 31, 1999, there was approximately $850.4 million outstanding at a blended rate of 6.66%. This facility was repaid and terminated in connection with the formation of the PHH/Arval joint venture (see Note 3).

Self-Fund Notes

      Self-fund notes represent loans made by customers to purchase leased vehicles. Repayment of these notes is matched to payments on the underlying lease including the disposal of the vehicles at maturity. Interest can be fixed or floating, depending on the underlying leases. The average interest rate at December 31, 2000 was 7.6%. The loans are repayable at expiration of the various lease terms. At December 31, 2000 self-funded notes expire between 2003 and 2013.

Wright Express Certificates of Deposit

      At December 31, 2000, scheduled maturities of certificates of deposit of $138.9 million are all less than one year. The interest rates range from 5.48% to 7.20%.

Acquisition Financing

      In connection with the VMS Acquisition in June 1999, (see Notes 1 and 2 ), the Company borrowed $1 billion of term loans, consisting of $250 million ("Term A Loan"), $375 million ("Term B Loan") and $375 million ("Term C Loan"), under the credit facility described previously. On August 9, 2000 the Company retired Term Loans A, B, and C from the proceeds of the sale of PHH Europe and the repayment of PHH Europe's intercompany indebtedness (see Note 3).

      Interest expense on Term Loan A, B, and C for the years ended December 31, 2000 and 1999 was $57.7 million and $44.4 million, respectively, with an weighted average interest rate of 9.6% and 8.9%, respectively. The weighted average interest rate on the Company's Term Loans A, B, and C at December 31, 1999 was 8.9%, 9.4% and 9.6%, respectively.

      In addition, the Company issued $500 million of Senior Subordinated Notes due May 1, 2009 with an interest rate of 11% (the "Senior Subordinated Notes"). The Senior Subordinated Notes are subordinated in the right of payment to all existing and future senior indebtedness of the Company and are unconditionally guaranteed on a senior subordinated basis by ARACS and other domestic subsidiaries of the Company that guarantees the Senior Credit Facility (as defined). Interest is payable semi-annually commencing November 1, 1999.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      The agreements with the Company's lenders include a number of significant covenants that, among other things, restrict its ability to dispose of non-fleet assets, incur additional indebtedness, create liens, prohibit the payment of dividends, enter into certain investments or acquisitions, repurchase or redeem capital stock, engage in mergers or consolidations or engage in certain transactions with affiliates and otherwise restrict corporate activities. Certain of these agreements also require the Company to maintain specified financial ratios. As of December 31, 2000, the Company was in compliance with all such covenants related to these agreements.

      Mandatory maturities of long-term obligations, including current maturities, for each of the next five years ending December 31, and thereafter, are as follows (in thousands):

2001..........................................................   $    303,936
2002..........................................................      1,247,772
2003..........................................................        784,526
2004..........................................................        104,482
2005..........................................................      1,226,938
Thereafter....................................................        803,815

Other Credit Facilities

      At December 31, 2000, in addition to the credit facilities previously described, the Company had credit facilities available to support various international and other operations. At December 31, 2000, the total available under these facilities was $329.8 million of which $138.0 million was unused and available. Amounts unused under these facilities require an annual fee of 0.2% to 0.4% of the unused portion. In addition, the Company had available letters of credit/overdraft agreements in place, renewable annually at the Company's option and the bank's discretion. At December 31, 2000, the Company had $46.1 million available, against which there are outstanding Letters of Credit totaling $29.9 million. The collateral for certain of these agreements consists of a pledge of certain cash balances, in the amount of $25.0 million, which are included in "Restricted Cash" on the accompanying Consolidated Statements of Financial position. At December 31, 2000 the Company had $105.6 million of performance bonds placed with various Airport Authorities, and State Regulatory agencies to support its operations.

Derivative Financial Instruments

      The Company has derivative financial instruments at December 31, 2000 that are sensitive to fluctuations in interest rates and gasoline prices (see Notes 1 and 27). The following derivative financial instruments agreements have been entered into by the Company:

      To reduce the risk from interest rate fluctuations under its asset backed debt agreements, the Company has entered into domestic and foreign interest rate cap and interest rate floor agreements with maturity dates ranging from July 2003 to May 2010. At December 31, 2000, the domestic and foreign interest rate cap and interest rate floor agreements have notional values of $1 billion and $278 million, respectively. The agreements established the domestic and foreign interest rate ceiling (ranging from 6.08% to 7.5%) and floor (5%) on the asset-backed vehicle financings.

      The Company was party to thirteen and twenty five interest rate swap agreements at December 31, 2000 and 1999, respectively, to reduce the impact of changes in interest rates on certain outstanding debt obligations. These agreements effectively changed the Company's interest rate exposure on $298 million and $842.2 million of its outstanding debt from variable interest rates to average fixed rates of 4.8% and 5.3% at December 31, 2000 and 1999, respectively. The variable interest rates for certain of these interest rate swap agreements are either reset daily, monthly, or quarterly based upon various indices, including 30 day commercial paper, 1 month and 3 month LIBOR and 1 month and 3 month Canadian Bankers Acceptances. Interest is cash settled on a net basis for each agreement either monthly, quarterly or semi-annually. The interest rate swap agreements will terminate between February 2001 and April 2005. Under a swap agreement terminating in August 2003, the counterparty has the right to terminate the agreement in August 2001. Under a Swap Agreement terminating in May 2005, the counterparty has the right to terminate the agreement in June 2001. The differential to be paid or received is recognized ratably as interest rates change over the life of the agreements as an adjustment to interest expense.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      The net interest differential charged (credited) to interest expense for the years ended December 31, 2000 and 1999 was $4,109,000 and ($773,000),
respectively. The Company is exposed to credit risk in the event of non-performance by counterparties to its interest rate swap agreements. Credit risk is limited by entering into such agreements with institutions with high credit ratings. Therefore, the Company does not anticipate that non-performance by counterparties will occur. Notwithstanding this, the Company monitors counterparty credit ratings at least quarterly through reviewing independent credit agency reports.

      Both current and potential exposure are evaluated, as necessary, by obtaining replacement cost information from alternative dealers. Potential loss to the Company from credit risk on these agreements is limited to amounts receivable, if any.

      Depending on market fundamentals of the price of gasoline and other conditions, the Company may purchase put options to reduce or eliminate the risk of gasoline price declines. Put options purchased by the Company effectively establish a minimum sales transaction fee for the volume of gasoline purchased on the Company's programs. An increase in the value of the options is highly correlated to a decrease in the average price of gasoline purchased by the Company's cardholders. Put options permit the Company to participate in price increases above the option price. The cost of an option is charged to operations in the month the options expire. Gains and losses from the sale or exercise of options are recognized when the underlying option is sold. At December 31, 2000, the total contract amount of such options was 26.5 million gallons of gasoline and the unamortized cost of these options was $821,000 and is included in other assets in the accompanying Consolidated Statements of Financial Position.

Note 12 - Minority Interest (Preferred Membership Interest)

      In connection with the issuance of the Vehicle Leasing ABS Facility (see
Note 11), the Company has issued two Series 1999-2 Senior Preferred Membership Interests ("PMI's") of which $99.3 million were outstanding at a distribution rate of 6.67% and 6.97% at December 31, 2000 and 1999, respectively. The PMI's represent an equity interest in one of the Company's domestic vehicle leasing subsidiaries and accordingly, are reported as minority interest (preferred membership interest), on the Company's Consolidated Statements of Financial Position at December 31, 2000 and 1999. The holders of the Preferred Membership Interests are entitled to receive dividends based upon the funding costs of the multi-seller commercial paper conduits, plus a program fee of 0.70% per annum. The dividend periods correspond to the same interest periods as the 1999-2 floating rate asset-backed notes. For the years ended December 31, 2000 and 1999, the Company accrued approximately $7.2 million and $5.9 million of distributions, respectively, which are reflected in the Company's Consolidated Statements of Operations as minority interest.

Note 13 - Fair Value of Financial Instruments

      The net interest receivable and the estimated fair value of the Company's interest rate swaps, caps and floors, swaption agreement and gasoline put options represent assets of approximately $1.4 million and $13.2 million, respectively, at December 31, 2000 (see Notes 1 and 27). At December 31, 1999, the net interest receivable and estimated fair value of the Company's interest rate swap agreements represent assets of approximately $763 thousand and $15.2 million, respectively.

      For instruments including cash and cash equivalents, restricted cash, accounts receivable, and accounts payable, the carrying amounts approximate fair value because of the short maturity of these instruments. The fair value of floating-rate debt approximates carrying value because these instruments re-price frequently at current market prices. At December 31, 2000 and 1999, the fair value of the Medium Term Notes, Asset Backed Securities and Senior Subordinated Notes exceeds (is less than), the carrying value by approximately $29.1 million and ($27.7) million, respectively.

      At December 31, 2000 the Company had $389.7 million of preferred stock which approximates fair value. The Company believes that it is not practicable to estimate the current fair value of the amounts due to affiliates, net, because of the related party nature of the instruments (See Note 15).

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14 - Income Taxes

      The provision for income taxes for the years ended December 31, 2000, 1999 and 1998 consist of the following (in thousands):

                                               2000          1999         1998
                                             --------       -------      -------
Current:
   Federal ............................      $    733                    $   800
   State ..............................         5,534       $ 2,010          980
   Foreign ............................        29,066        14,295        8,470
                                             --------       -------      -------
                                               35,333        16,305       10,250
                                             --------       -------      -------
Deferred:
   Federal ............................        59,798        42,095       33,200
   State ..............................         3,075         3,596        3,520
   Foreign ............................        (3,004)       11,336        1,737
                                             --------       -------      -------
                                               59,869        57,027       38,457
                                             --------       -------      -------
Provision for income taxes ............      $ 95,202       $73,332      $48,707
                                             ========       =======      =======

      The effective income tax rates vary from the statutory U.S. federal income tax rate due to the following (dollar amounts in thousands):

                                                                         Years Ended December 31,
                                                           -----------------------------------------------------
                                                                2000                1999              1998
                                                           ---------------    ---------------    ---------------
Statutory U.S. federal income tax provision/tax rate....   $75,557   35.0%    $58,071   35.0%    $39,280   35.0%
Tax effect of foreign operations and dividends .........     1,952     .9       2,628    1.6       2,677    2.4
Amortization of cost in excess of net assets
  acquired
   and other intangibles ...............................    11,661    5.4       8,190    4.9       3,351    3.0
State income taxes, net of federal tax benefit .........     5,596    2.6       3,644    2.2       2,925    2.6
Other non-deductible business expenses .................       436     .2         799    0.5         474    0.4
                                                           -------   ----     -------   ----     -------   ----
Effective income tax provision/tax rate ................   $95,202   44.1%    $73,332   44.2%    $48,707   43.4%
                                                           =======   ====     =======   ====     =======   ====

      In accordance with SFAS 109, the net deferred income tax liabilities at December 31, 2000 and 1999 include the following (in thousands):

                                                            2000         1999
                                                         ---------    ---------

Gross deferred income tax assets:
Accrued liabilities ..................................   $ 271,442    $ 241,631
Net operating loss carryforwards .....................     110,940      138,392
Alternative minimum income tax credit carryforwards ..       4,932        4,199
                                                         ---------    ---------
                                                           387,314      384,222
                                                         ---------    ---------
Gross deferred income tax liabilities:
PHH Europe joint venture .............................    (262,365)
Tax depreciation in excess of book depreciation ......    (559,067)    (546,938)
Prepaids and other ...................................     (25,375)     (18,540)
                                                         ---------    ---------
                                                          (846,807)    (565,478)
                                                         ---------    ---------
Net deferred income tax liabilities ..................   $(459,493)   $(181,256)
                                                         =========    =========

      The Company has included in net deferred income tax liabilities and common stockholders' equity, a (decrease) increase of ($10.5) million, $4.6 million, and $3.1 million related to the income tax effects of the Foreign Currency Translation Adjustment and Minimum Pension Liability for the years ended December 31, 2000, 1999, and 1998, respectively.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      The Company has alternative minimum tax net operating loss carryforwards of $182.2 million. The federal net operating loss carryforward is $297.1 million which expires as follows: 2004, $48.2 million; 2007, $67.7 million; 2008, $41.1 million; 2009, $18.3 million; 2010, $1.1 million; 2017, $83.7 million; 2018,
$1.0 million and 2019, $36.0 million.

      Deferred income taxes were not provided on $92 million of accumulated undistributed earnings of foreign subsidiaries at December 31, 2000 because such earnings are considered to be permanently reinvested. If this amount was not considered permanently reinvested, additional deferred income taxes of approximately $43 million would have been provided at December 31, 2000.

Note 15 - Preferred Stock (in thousands)

                                                            Series A    Series B      Series C
                                                           Preferred    Preferred    Preferred
                                                             Stock        Stock        Stock         Total
                                                          ------------  ----------   ----------    --------
Issuance of Preferred Stock Series A and Series C on
   June 30, 1999 in connection with the acquisition of
   VMS (see Notes 1 and 2) ...........................      $360,000                   $2,000      $362,000
Preferred Stock Dividends (180,000 shares) ...........                    $ 9,000                     9,000
                                                            --------      -------      ------      --------
Balance December 31, 1999 ............................       360,000        9,000       2,000       371,000
Preferred Stock Dividends (373,725 shares) ...........                     18,686                    18,686
                                                            --------      -------      ------      --------
Balance December 31, 2000 ............................      $360,000      $27,686      $2,000      $389,686
                                                            ========      =======      ======      ========

Series A Preferred Stock

      In connection with the VMS Acquisition (see Notes 1 and 2), a total of 7,200,000 shares of Series A Preferred Stock (the "Series A Preferred") of the Acquisition Subsidiary were issued and outstanding at December 31, 2000 and 1999. Holders of Series A Preferred Stock are not entitled to preemptive rights. The Series A Preferred Stock has an aggregate liquidation preference of $360 million or $50 per share (the "Series A Liquidation Preference"). Each share of Series A Preferred accrues dividends at a rate per annum of 5% of the Series A Liquidation Preference, payable in cash semi-annually in arrears. Until June 30, 2004, dividends may be paid at the discretion of the Acquisition Subsidiary in shares of Series B Cumulative PIK Preferred Stock (see Series B Preferred Stock below). The Series A Preferred is also entitled to special annual dividends at a rate of 2% of the Series A Liquidation Preference per annum, payable in cash annually on March 15th, in the event that the Acquisition Subsidiary achieves targeted consolidated Earnings Before Income Taxes, Depreciation and Amortization ("EBITDA") levels. Upon liquidation, and after payment of all amounts owed to all classes of capital stock ranked senior to the Series A Preferred, holders of shares of Series A Preferred will receive the Series A Liquidation Preference of such shares plus accrued and unpaid dividends.

      The Series A Preferred may be redeemed by the Acquisition Subsidiary, in whole or in part, on or after the fifth anniversary of the date of issuance, June 30, 2004, and must be redeemed in whole upon the eleventh anniversary of the date of issuance for an amount per share equal to the Series A Liquidation Preference plus accrued and unpaid dividends. In addition, holders of the Series A Preferred may cause the Acquisition Subsidiary to redeem their shares for cash, upon the bankruptcy or insolvency of the Company or a change of control with respect to the Company or the Acquisition Subsidiary (see Note 1).

      The holders of the Series A Preferred may convert shares of Series A Preferred into shares of Class B Common Stock of the Company once specified levels of 12-month consolidated EBITDA of the Acquisition Subsidiary have been reached and the average closing price of Class A Common Stock of the Company for a specified period shall have exceeded a performance conversion price. Such conversion shall be at a rate (the "Performance Conversion Rate") obtained by dividing the per share Series A Liquidation Preference by $50 (as adjusted for antidilution protection, the "Performance Conversion Price").

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      On or after the fifth anniversary of the closing date of the VMS Acquisition, June 30, 1999, if the share price of the Class A Common Stock of the Company has exceeded an amount equal to 110% of the Performance Conversion Price for 20 trading days within a period of 30 consecutive trading days ending within five trading days of notice of conversion given by the Acquisition Subsidiary, then the Acquisition Subsidiary has the right to convert all of the shares of the Series A Preferred into Class B Common Stock of the Company at the Performance Conversion Rate. Upon the bankruptcy or insolvency of the Acquisition Subsidiary or any of its subsidiaries that constitute a Significant Subsidiary of the Company, as defined in Rule 1-02(w) of Regulation S-X (a "Significant Subsidiary"), the Series A Preferred automatically converts into Class B Common Stock of the Company at a rate equal to the quotient obtained by dividing: (1) the per share Series A Liquidation Preference by (2) the average trading price per share of Class A Common Stock of the Company for the 30 trading days immediately preceding the date of the holder's conversion notice or the date on which the bankruptcy case commences, as applicable (the "Series A Market Conversion Rate"). The Series A Market Conversion Rate is subject to adjustment for antidilution protection.

      Additionally, holders of Series A Preferred may convert their Series A Preferred into Class B Common Stock of the Company at the Series A Market Conversion Rate if the Acquisition Subsidiary: (1) fails to make a redemption payment on the Series A Preferred or the Series B Preferred, (2) fails to pay dividends when due on either the Series A Preferred or the Series B Preferred,
(3) takes actions requiring consents of its holders of the Series A Preferred or the Series B Preferred without obtaining such consents or (4) issues additional shares of the Series A Preferred or Series B Preferred, or reissues shares of either, in violation of their terms.

      Without the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred, the Acquisition Subsidiary shall not (1) authorize, create or issue any security ranking senior to the Series A Preferred as to dividends or on liquidation (other than the Series C Preferred); (2) amend its articles of incorporation or the certificate of designation for the Series A Preferred in a manner adverse to the holders of the Series A Preferred; (3) authorize the issuance of additional shares of Series A Preferred; or (4) reincorporate the Acquisition Subsidiary in a jurisdiction other than Texas prior to the second anniversary of the date of issuance of the Series A Preferred. Holders of Series A Preferred are not entitled to voting rights, except as required by Texas law. In those circumstances where the holders of Series A Preferred have a right to vote, each holder of a share of Series A Preferred shall be entitled to one vote per share.

      Shares of Series A Preferred are freely transferable. Shares of Series A Preferred reacquired in any manner will be retired and may not be reissued as shares of Series A Preferred.

Series B Preferred Stock

      Series B Cumulative PIK Preferred Stock (the "Series B Preferred") will be issued as dividends to the Series A Preferred holders by the Acquisition Subsidiary. Holders of the Series B Preferred are not entitled to preemptive rights. The Series B Preferred has a liquidation preference of $50 per share (the "Series B Liquidation Preference"). Each share of Series B Preferred accrues dividends at a rate per annum of 5% of the Series B Liquidation Preference. Until the fifth anniversary of the date of issuance of the Series B Preferred, dividends may, at the discretion of the Acquisition Subsidiary be paid in kind; thereafter, dividends must be paid in cash, semi-annually in arrears. Upon liquidation, and after payment of all amounts owed to all classes of capital stock ranked senior to the Series B Preferred, holders of shares of Series B Preferred will receive the Series B Liquidation Preference of such shares plus accrued and unpaid dividends.

      The Series B Preferred has the same ranking as the Series A Preferred. The Series B Preferred may be redeemed by the Acquisition Subsidiary, in whole or in part, on or after the fifth anniversary of the date of issuance, January 30, 2005, and must be redeemed in whole upon the eleventh anniversary of the date of issuance for an amount per share equal to the Series B Liquidation Preference plus accrued and unpaid dividends.

      Additionally, holders of Series B Preferred may convert their Series B Preferred into Class B Common Stock of the Company at the Series B Market Conversion Rate (defined below) if the Acquisition Subsidiary: (1) fails to make a redemption payment on the Series A Preferred or the Series B Preferred, (2) fails to pay dividends when due on either the Series A Preferred or the Series B Preferred, (3) takes actions requiring the consents of the holders of the Series A Preferred or the Series B Preferred without obtaining such consents or (4) issues additional shares of the Series A Preferred or Series B Preferred, or reissues shares of either, in violation of their terms. The Series B Preferred also automatically converts into Class B Common Stock of the Company at the Series B Market Conversion Rate upon the bankruptcy or insolvency of the Acquisition Subsidiary or any of its Significant Subsidiaries.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      The Series B Market Conversion Rate ("Series B Market Conversion Rate") equals the quotient obtained by dividing : (1) the per share Series B Liquidation Preference by (2) the average trading price per share of the Company's Common Stock for the 30 trading days immediately preceding the date of the holder's conversion notice or the date on which the bankruptcy case commences, as applicable. The Market Conversion Rate is subject to customary adjustment under certain circumstances.

      Holders of Series B Preferred will have voting rights analogous to those of the holders of the Series A Preferred. Shares of Series B Preferred are freely transferable. Shares of Series B Preferred reacquired in any manner will be retired and may not be reissued as shares of Series B Preferred.

Series C Preferred Stock

      In connection with the VMS Acquisition (see Notes 1 and 2), a total of 40,000 shares of Series C Preferred of the Acquisition Subsidiary were issued and outstanding at December 31, 2000 and 1999. Holders of the Series C Preferred are not entitled to preemptive rights. The Series C Preferred has an aggregate liquidation preference of $2,000,000 or $50 per share (the "Series C Liquidation Preference"). Each share of Series C Preferred accrues dividends at 11% per annum, payable in cash semi-annually in arrears. An escrow account in the amount of $1,000,000, which is included in "Restricted Cash", has been established to cover future dividend payments. Upon liquidation, and after payment of amounts, if any, owed to all classes of capital stock ranked senior to the Series C Preferred, holders of shares of Series C Preferred will receive the Series C Liquidation Preference of such shares plus accrued and unpaid dividends. The Series C Preferred ranks senior to the Series A Preferred, the Series B Preferred and the Class A Common Stock in right of payment of dividends. The Series C Preferred may be redeemed by the Acquisition Subsidiary, in whole or in part, on or after June 30, 2004, the fifth anniversary of the date of issuance, and must be redeemed in whole upon June 30, 2006, the seventh anniversary of the date of issuance, in each case for an amount per share equal to the Series C Liquidation Preference plus accrued and unpaid dividends.

      Holders of Series C Preferred are not entitled to voting rights, except under certain circumstances. Without the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series C Preferred, the Acquisition Subsidiary may not take certain specified actions that would adversely affect the rights of the holders of the Series C Preferred. Shares of Series C Preferred reacquired in any manner will be retired and may not be reissued as shares of Series C Preferred.

Preferred Stock of the Company

      In addition, the Company has authorized the issuance of 20 million shares of Preferred Stock, par value $.01 of which none has been issued at December 31, 2000 and 1999.

Note 16 - Class B Common Stock

      At the May 16, 2000 annual meeting, the Company's shareholders voted to amend the Company's charter and authorized the issuance of 15,000,000 shares of non-voting Class B Common stock ($.01 par value), to be issued upon the conversion of the Series A Preferred Stock or the Series B Preferred stock of the acquisition subsidiary. The Class B Common stock will rank (1) junior to any class or series of preferred stock of the Company and (2) pari passu with the Class A Common stock in right of payment of dividends and on liquidation.

      At any time that the beneficial ownership by Cendant, together with any affiliate of Cendant (Cendant and such affiliates, the "Cendant Affiliates"), of the Class A Common stock is less than 20% of the aggregate number of all of the outstanding shares of Class A Common stock, the Cendant Affiliates shall have the right to convert shares of Class B Common stock into Class A Common stock on a share-for-share basis in an amount such that the ownership by the Cendant Affiliates of the Class A Common stock does not exceed 20% of the aggregate number of all of the outstanding shares of Class A Common stock after giving effect to such conversion.

      The Cendant Affiliates shall have the right to convert the Class B Common stock into shares of Class A Common stock on a share-for-share basis upon the occurrence of: (1) the bankruptcy or insolvency of the Company and (2) a Preferred Stock Change of Control, other than any Preferred Stock Change of Control that is caused solely by the sale by the Cendant Affiliates of its shares of Class A Common stock or Class B Common stock.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      Upon the transfer, sale or disposition for value to any person other than the Cendant Affiliates, each share of Class B Common stock shall be automatically exchanged for the Class A Common stock on a share-for-share basis.

      Other than upon conversion of the Series A Preferred or the Series B Preferred, no additional shares of Class B Common stock may be issued. Shares of Class B Common stock shall be freely transferable. Shares of Class B Common stock reacquired in any manner shall be retired and may not be reissued as shares of Class B Common stock.

      In connection with the VMS Acquisition, the Company entered into a registration rights agreement pursuant to which Cendant and certain transferees of Class B Common stock and Class A Common stock converted from the Class B Common stock held by Cendant (the "Holders") will have the right to require the Company to register all or part of the Class A Common stock owned by such Holders under the Securities Act of 1933 as amended (the "Securities Act") (an "Acquisition Demand Registration"). However, the Company may postpone giving effect to an Acquisition Demand Registration for a period of up to 30 days if the Company believes such registration might have a material adverse effect on any plan or proposal by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction or the Company is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in progress or in other material adverse consequences to the Company. In addition, the Holders have the right to participate in any registrations by the Company of Class A Common stock (an "Acquisition Piggyback Registration"). The Holders will pay all out-of-pocket expenses incurred in connection with any Acquisition Registration, and the Company will pay all out-of-pocket expenses incurred in connection with any Acquisition Demand Piggyback Registration, except for underwriting discounts, commissions and expenses attributable to the shares of Class A Common stock sold by such holders.

Note 17 - Treasury Stock

      At December 31, 2000 and 1999, Class A Common Stock held in treasury consist of the following (dollars in thousands):

                                                                             2000                            1999
                                                                 ----------------------------   ---------------------------------
                                                                   Treasury        Treasury        Treasury         Treasury
                                                                  Stock, net        Shares        Stock, net         Shares
                                                                 ------------     -----------   --------------    --------------
Balance, beginning of year .................................      $ 103,832        4,793,288       $  50,960        2,672,700
Treasury stock repurchased .................................                                          57,237        2,327,300
Treasury stock issued under the Company's stock option plan,
    and other issuances ....................................         (7,294)        (336,757)         (4,365)        (206,712)
                                                                  ---------       ----------       ---------       ----------
Balance, end of year .......................................      $  96,538        4,456,531       $ 103,832        4,793,288
                                                                  =========       ==========       =========       ==========

      On September 1, 1998, the Board of Directors authorized the Company to repurchase up to 1.5 million shares of the outstanding common stock at market prices. On September 23, 1998, the Board of Directors authorized the Company to purchase up to 3.5 million additional shares of outstanding common stock. Of the total treasury shares repurchased during the year ended December 31, 1999, 1,614,200 shares were repurchased from Cendant at an aggregate cost of $40.8 million. No shares were repurchased from Cendant during the year ended December 31, 2000. As of December 31, 2000, the acquisition of these treasury shares reduced Cendant's ownership in the Company's common stock to approximately 18%. (See Notes 1, 2 and 25.)

Note 18 - Retirement Benefits

      The Company, through its subsidiary ARACS, sponsors non-contributory defined benefit plans covering certain employees hired prior to December 31, 1983 who were age 25 or older on January 1, 1985. ARACS also contributes to union sponsored pension plans.

      Through ARACS, the Company sponsors two Voluntary Investment Savings Plans under a "qualified cash or deferred arrangement" under Section 401(k) of the Internal Revenue Code covering its union and non-union employees. For the years ended December 31, 2000, 1999 and 1998, the Company's cost of these plans was $3.6 million, $3.0 million and $1.6 million, respectively.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      Included in the non-union Investment Savings Plan, ARACS makes a defined contribution for full-time employees. The contribution was set at 2% of each covered employee's compensation through December 31, 1998 and was increased to 3% of each covered employee's compensation effective January 1, 1999. Employer contributions for the years ended December 31, 2000, 1999 and 1998 amounted to $7.2 million, $5.0 million and $2.3 million, respectively.

      ARACS' defined benefit retirement plan for salaried and hourly employees as of June 30, 1985, provides benefits based upon years of credited service, highest average compensation and social security benefits. Annual retirement benefits, at age 65, are equal to 1 1/2% of the participating employee's final average compensation (average compensation during the highest five consecutive years of employment in the ten years prior to retirement) less 1 1/2% of the Social Security benefits for each year of service up to a maximum of 35 years. In addition, the plan provides for reduced benefits before age 65 and for a joint and survivor annuity option. Effective January 1, 1999, the Company curtailed its defined benefit retirement plan for salaried and hourly employees as of June 30, 1985. The Company recognized a $7.5 million pre-tax gain as a result of the curtailment during the first quarter of fiscal year ended December 31, 1999.

      The Company also sponsors several foreign pension plans. The most significant of these are the Canadian and United Kingdom defined benefit plans (see Notes 1 and 3).

      The status of the Company's defined benefit plans at December 31, 2000 and 1999, including the plans to its salaried and hourly employees as of June 1985, the Bargaining Plan, the Non-Qualified Defined Benefit Plan, the Motorent Plan (terminated on September 30, 1999) the United Kingdom Plan (in 1999, see Note 3) and the Canadian Defined Benefit Plan are as follows (in thousands):

                                                                                  2000            1999
                                                                               ---------       ---------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year .................................      $ 116,886       $ 125,251
   Benefit obligation assumed from acquisition ..........................                         30,820
   Reduction of benefit obligation due to the disposition of a subsidiary                        (28,620)
   Service cost .........................................................          1,042           1,588
   Interest cost ........................................................          6,124           6,611
   Plan participants' contributions .....................................            295             562
   Amendments ...........................................................            990         (19,395)
   Actuarial gain (loss) ................................................          1,796         (11,735)
   Benefits paid ........................................................         (3,672)        (15,819)
   Foreign currency translation loss ....................................         (1,706)           (997)
                                                                               ---------       ---------
Benefit obligation at end of year .......................................         93,135         116,886
                                                                               ---------       ---------

CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year ..........................        126,317         101,449
   Fair value of plan assets assumed from acquisitions ..................                         25,682
   Reduction of plan assets due to the disposition of a subsidiary ......        (23,945)
   Actual return on plan assets .........................................          3,215           8,107
   Plan participants' contributions .....................................            295             562
   Employer contributions ...............................................          3,891           7,022
   Benefits paid ........................................................         (3,672)        (15,891)
   Foreign currency translation loss ....................................         (2,657)           (614)
                                                                               ---------       ---------
Fair value of plan assets at end of year ................................        103,444         126,317
                                                                               ---------       ---------
   Funded status ........................................................         10,309           9,431
   Unrecognized net accrual gain (loss) .................................          2,384          (6,003)
   Unrecognized prior service cost ......................................          2,198           1,276
   Unrecognized transition asset ........................................         (2,115)         (2,237)
                                                                               ---------       ---------
Prepaid  benefit cost ...................................................      $  12,776       $   2,467
                                                                               =========       =========

AMOUNTS RECOGNIZED IN THE STATEMENTS OF FINANCIAL POSITION:
Prepaid benefit cost ....................................................      $  15,188       $   7,320
Accrued benefit liability ...............................................         (8,325)         (9,122)
Intangible asset ........................................................          3,577           2,761
Accumulated other comprehensive loss ....................................          2,336           1,508
                                                                               ---------       ---------
Net amount recognized ...................................................      $  12,776       $   2,467
                                                                               =========       =========

      The fair value of plan assets for funded plans with accumulated benefit obligations in excess of plan assets amounted to $6.7 million as of December 31, 2000.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      Net pension costs of the non-qualified defined benefit plan for the years ended December 31, 2000, 1999 and 1998, include the following components (in thousands):

                                                             2000          1999          1998
                                                           -------       -------       -------
Service cost-benefits earned during the year ........      $ 1,042       $ 1,588       $ 2,809
Interest cost on projected benefit obligation .......        6,124         6,611         6,922
Return on asset-expected gain on plan assets ........       (8,617)       (8,664)       (7,786)
Recognized actuarial loss ...........................           59            21
Net amortization of prior service cost ..............           69            17            70
Contributions to union plans and other ..............        3,128         2,910         3,894
Amortization of loss ................................           36           127
Amortization of unrecognized net assets at transition         (123)         (122)         (123)
                                                           -------       -------       -------
Net pension cost ....................................      $ 1,718       $ 2,488       $ 5,786
                                                           =======       =======       =======

      At December 31, 2000 and 1999, the measurement of the projected benefit obligation was based upon the following weighted average interest rate assumptions:

                                           2000           1999
                                          -------        ------

Discount rate ...........................  6.99%         6.67%
Compensation increase ...................  4.50%         3.85%
Long-term return on plan assets..........  8.90%         8.45%

      The U.S. plans' assets are invested in corporate bonds, U.S. government securities and common stock mutual funds. The Canadian plan's assets are invested in Canadian stocks, bonds, mutual funds, real estate and money market funds.

Note 19 - Earnings Per Share ("EPS")

      Basic EPS for the years ended December 31, 2000, 1999 and 1998 was calculated using 31,154,448, 31,330,536 and 34,172,249 weighted average shares outstanding, respectively. Diluted EPS for the years ended December 31, 2000, 1999 and 1998 was calculated as follows (in thousands, except share and per share amounts):

                                                                        2000             1999             1998
                                                                    -----------      -----------      -----------
Diluted EPS
Earnings applicable to common stockholders ...................      $   101,770      $    83,475      $    63,521
                                                                    ===========      ===========      ===========
Weighted average common shares outstanding ...................       31,154,448       31,330,536       34,172,249
Plus: Dilutive effect of the assumed exercise of stock options          715,553          655,033          780,308
                                                                    -----------      -----------      -----------
Adjusted weighted average shares outstanding .................       31,870,001       31,985,569       34,952,557
                                                                    ===========      ===========      ===========
Diluted EPS ..................................................      $      3.19      $      2.61      $      1.82
                                                                    ===========      ===========      ===========

Note 20 - Stock Option Plan

      The Company's Board of Directors adopted the 1997 Stock Option Plan and the 2000 Incentive Compensation Plan ("the Stock Option Plans"). The Company's shareholders approved these Stock Option Plans in September 23, 1997 and May 16, 2000, respectively. The maximum shares authorized for issuance under the Stock Option Plans are 9 million.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      The exercise price of each option under the Stock Option Plans may not be less than the fair market value of a share of Common Stock on the date the option is granted. Options held by an optionee vest evenly over 5 years (1997 Stock Option Plan) and 3 years (2000 Stock Option Plan). All options held by an optionee will become fully exercisable (to the extent not already exercisable) if a "change of control transaction" (as defined in the Stock Option Plans) occurs (see Notes 1 and 27 - Merger Agreement). Shares of Common Stock acquired upon the exercise of the options may be subject to restrictions on transfer which will be set forth in the agreement evidencing the grant of the option. Unless otherwise determined by the Compensation Committee of the Board of Directors, all options granted under the Stock Option Plans, to the extent not exercised, expire on the earliest of (i) the tenth anniversary of the date of grant, (ii) two years following the optionee's termination of employment on account of death, retirement, disability or (iii) one year following the termination of optionee's employment for any other reason. Grants of options under the Stock Option Plans are subject to an annual per-participant maximum grant of shares of Common Stock.

      Generally, the Board of Directors of the Company may amend or terminate the Stock Option Plans, provided that (i) no such amendment or termination may adversely affect the rights of any participant without the consent of such participant and (ii) to the extent required by any law, regulation or stock exchange rule. No amendment shall be effective without the approval of the Company's stockholders.

      The Company makes no recognition of the options in the financial statements until they are exercised. The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans. The Company has adopted the disclosure provisions only of Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

      The following is a summary of stock option activity for the years ended December 31, 2000, 1999 and 1998:

                                                                          Weighted
                                                                          Average
                                                                          Exercise
                                                            Shares         Price
                                                          ----------     ---------
Outstanding at January 1, 1998 .....................       3,875,700       $17.00
   Granted .........................................       1,452,000       $23.47
   Forfeited .......................................        (869,600)      $19.32
                                                          ----------       ------
Outstanding at December 31, 1998 ...................       4,458,100       $18.65
   Granted .........................................       2,799,900       $25.41
   Exercised .......................................        (198,187)      $17.00
   Forfeited .......................................        (126,200)      $19.92
                                                          ----------       ------
Outstanding at December 31, 1999 ...................       6,933,613       $21.41
   Granted .........................................       1,411,502       $24.22
   Exercised .......................................        (336,757)      $18.36
   Forfeited .......................................        (460,482)      $27.01
                                                          ----------       ------
Outstanding at December 31, 2000 ...................       7,547,876       $21.73
                                                          ==========       ======

      At December 31, 2000, options outstanding and options that were exercisable were as follows:

                   Outstanding    Weighted-Average                       Exercisable
   Range of           as of           Remaining                             as of      Weighted-Average
   Exercise        December 31,       Contractual     Weighted-Average   December 31,       Exercise
    Prices            2000              Life          Exercise Price        2000            Price
---------------   -------------   ----------------    ----------------   ------------  -----------------
$14.75 - $18.44      2,769,273           5.1              $17.00           1,910,033        $17.00
$18.44 - $22.13      1,766,158           8.9              $19.58             252,000        $21.37
$22.13 - $25.81        682,200           6.4              $23.96             357,000        $23.96
$25.81 - $29.50      1,698,380           8.0              $27.42             400,580        $27.55
$29.50 - $33.19        631,865           9.6              $30.78                   0        $ 0.00
                     ---------                            ------           ---------        ------
                     7,547,876                            $21.73           2,919,613        $19.68
                     =========                            ======           =========        ======

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      Management believes that all the stock options outstanding as of December 31, 2000 will be exercised on March 1, 2001 as provided in the Cendant Merger Agreement, and therefore, the expected remaining option life of outstanding options at December 31, 2000 is estimated to be 3 months (see Notes 1 and 27).

      Pro forma disclosures are provided for the years ended December 31, 2000, 1999 and 1998 as if the Company adopted the cost recognition requirements under SFAS 123. The weighted average fair value of each option granted (estimated on the date of grant using the Black-Scholes option-pricing model) is $10.22, $12.95 and $11.73 for years ended December 31, 2000, 1999 and 1998, respectively, using the following assumptions:

                                                 2000        1999        1998
                                                ------      ------      ------
Expected volatility ........................      17.3%       40.0%       40.0%
Risk-free interest rate ....................       6.3%        6.0%        6.0%
Expected option life in years ..............       0.3         6.5         6.5

      The weighted-average remaining contractual life of the stock options is 7.1, 7.7 and 7.3 years at December 31, 2000, 1999 and 1998, respectively. Had compensation expense been recognized for the years ended December 31, 2000, 1999 and 1998, grants for stock-based compensation plans in accordance with provisions of SFAS 123, the Company would have recorded net income and earnings per share as follows (in thousands, except per share data):

                                            2000                            1999                          1998
                                 --------------------------      --------------------------      --------------------------
                                     As             Pro              As             Pro             As              Pro
                                  reported         forma          reported         forma         reported          forma
                                 ----------      ----------      ----------      ----------      ----------      ----------
Earnings applicable to common
     stockholders ...........    $  101,770      $   90,988      $   83,475      $   74,563      $   63,521      $   58,656
                                 ==========      ==========      ==========      ==========      ==========      ==========
Basic earnings per share ....    $     3.27      $     2.92      $     2.66      $     2.38      $     1.86      $     1.72
                                 ==========      ==========      ==========      ==========      ==========      ==========
Diluted earnings per share ..    $     3.19      $     2.86      $     2.61      $     2.33      $     1.82      $     1.68
                                 ==========      ==========      ==========      ==========      ==========      ==========

Note 21-Leases, Airport Concession Fees and Commitments

      The Company is committed to make rental payments under noncancelable operating leases relating principally to vehicle rental facilities and equipment. Under certain leases, the Company is obligated to pay certain additional costs, such as property taxes, insurance and maintenance. Airport concession agreements usually require a guaranteed minimum amount plus contingent fees, which are generally based on a percentage of revenue.

      Operating lease payments and net airport concession fees charged to expense for the years ended December 31, 2000, 1999 and 1998 are as follows (in thousands):

                                       2000             1999             1998
                                    ---------        ---------        ---------

Minimum fees ................       $ 188,123        $ 176,780        $ 147,034
Contingent fees .............          98,628           93,264           89,456
                                    ---------        ---------        ---------
                                      286,751          270,044          236,490
Sublease rentals ............          (6,298)          (5,881)          (4,701)
                                    ---------        ---------        ---------
                                    $ 280,453        $ 264,163        $ 231,789
                                    =========        =========        =========

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      Future minimum rental commitments under noncancelable operating leases amounted to approximately $745.2 million at December 31, 2000. The minimum rental payments due in each of the next five years ending December 31, and thereafter, are as follows (in thousands):

        2001............................................   $   149,692
        2002............................................       130,531
        2003............................................       102,163
        2004............................................        75,300
        2005............................................        46,866
        Thereafter......................................       240,606

      At December 31, 2000, future minimum rental commitments include $66.1 million due to a subsidiary of Cendant, related to the Company's corporate headquarters and Virginia Beach processing facility.

      In addition to the Company's lease commitments, the Company has outstanding purchase commitments of approximately $1.5 billion at December 31, 2000, which relate principally to vehicle purchases.

Note 22 - Guarantor and Non-Guarantor Condensed Consolidating Financial
Statements

      The Company issued and sold the Senior Subordinated Notes (see Note 11). These securities were subsequently registered on September 24, 1999. The Senior Subordinated Notes are general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, and guaranteed by certain of its domestic subsidiaries. Accordingly, the following condensed consolidating financial information presents the condensed consolidating financial statements as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998, respectively, of: (a) Avis Group Holdings, Inc. ("the Parent"); (b) the guarantor subsidiaries; (c) the non-guarantor subsidiaries; (d) elimination entries necessary to consolidate the Parent with the guarantor and non-guarantor subsidiaries; and (e) the Company on a consolidated basis (in thousands).

      Investments in subsidiaries are accounted for using the equity method for purposes of the consolidating presentation. The principle elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. Separate financial statements and other disclosures with respect to the subsidiary guarantors have not been made because management believes that such information is not material to holders of the Senior Subordinated Notes.

                                                                      Avis Group Holdings, Inc.
                                                          Condensed Consolidating Statement of Operations
                                                               For the Year Ended December 31, 2000
                                                                          (in thousands)
                                              -----------------------------------------------------------------------
                                                                              Non-                       Avis Group
                                                             Guarantor      Guarantor                   Holdings, Inc.
                                                 Parent     Subsidiaries   Subsidiaries  Eliminations   Consolidated
                                              -----------  --------------  ------------  ------------  --------------
Revenue ...................................                  $2,465,667     $1,778,017                   $4,243,684
                                                             ----------     ----------                   ----------
Costs and expenses:
Direct operating, net .....................                     842,266        123,560                      965,826
Vehicle depreciation and lease charges, net                     588,857      1,106,336                    1,695,193
Selling, general and administrative .......                     522,250        170,689                      692,939
Interest, net .............................   $   122,708       222,189        232,378                      577,275
Minority interest .........................                                      7,208                        7,208
Non-vehicle depreciation and amortization .                      33,789         13,490                       47,279
Amortization of cost in excess of net
   assets acquired ........................                      38,466          3,620                       42,086
                                              -----------    ----------     ----------                   ----------
                                                  122,708     2,247,817      1,657,281                    4,027,806
                                              -----------    ----------     ----------                   ----------
                                                 (122,708)      217,850        120,736                      215,878

Equity in earnings of subsidiaries ........       197,805        98,230                    $(296,035)
                                              -----------    ----------     ----------     ---------     ----------
Income before provision for income taxes ..        75,097       316,080        120,736      (296,035)       215,878
Income tax (benefit) provision ............       (45,579)      118,275         22,506                       95,202
                                              -----------    ----------     ----------     ---------     ----------
    Net income ............................   $   120,676    $  197,805     $   98,230     $(296,035)    $  120,676
                                              ===========    ==========     ==========     =========     ==========

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 22 - Guarantor and Non-Guarantor Condensed Consolidating Financial Statements continued)

                                                                      Avis Group Holdings, Inc.
                                                          Condensed Consolidating Statement of Operations
                                                               For the Year Ended December 31, 1999
                                                                          (in thousands)
                                              ------------------------------------------------------------------------
                                                                              Non-                       Avis Group
                                                              Guarantor     Guarantor                  Holdings, Inc.
                                                 Parent     Subsidiaries   Subsidiaries  Eliminations   Consolidated
                                              ----------    ------------  ------------   ------------  ---------------
Revenue ...................................                  $ 2,329,525    $1,003,202                    $3,332,727
                                                             -----------    ----------                    ----------
Costs and expenses:
Direct operating, net .....................                      843,787       113,483                       957,270
Vehicle depreciation and lease charges, net                      604,767       569,742                     1,174,509
Selling, general and administrative .......                      486,295        95,761                       582,056
Interest, net .............................   $    85,797        186,746       109,760                       382,303
Minority interest .........................                                      5,890                         5,890
Non-vehicle depreciation and amortization .                       16,586        18,014                        34,600
Amortization of cost in excess of net
   assets acquired ........................                       26,969         3,213                        30,182
                                              -----------    -----------    ----------                    ----------
                                                   85,797      2,165,150       915,863                     3,166,810
                                              -----------    -----------    ----------                    ----------
                                                  (85,797)       164,375        87,339                       165,917
Equity in earnings of subsidiaries ........       144,878         69,842                   $(214,720)
                                              -----------    -----------    ----------     ---------      ----------
Income before provision for income taxes ..        59,081        234,217        87,339      (214,720)        165,917
Income tax (benefit) provision ............       (33,504)        89,339        17,497                        73,332
                                              -----------    -----------    ----------     ---------      ----------
    Net income ............................   $    92,585    $   144,878    $   69,842     $(214,720)     $   92,585
                                              ===========    ===========    ==========     =========      ==========

                                                                      Avis Group Holdings, Inc.
                                                          Condensed Consolidating Statement of Operations
                                                               For the Year Ended December 31, 1998
                                                                          (in thousands)
                                              ------------------------------------------------------------------------
                                                                              Non-                       Avis Group
                                                             Guarantor      Guarantor                  Holdings, Inc.
                                                 Parent     Subsidiaries   Subsidiaries  Eliminations   Consolidated
                                              ----------    ------------  ------------   ------------  ---------------
Revenue ...................................                  $2,061,967     $ 235,615                    $2,297,582
                                                             ----------     ---------                    ----------
Costs and expenses:
Direct operating, net .....................                     826,370       101,560                       927,930
Vehicle depreciation and lease charges, net                     531,830        61,234                       593,064
Selling, general and administrative .......                     402,917        33,358                       436,275
Interest, net .............................   $    13,836       174,016         4,228                       192,080
Non-vehicle depreciation and amortization .                      21,848         2,303                        24,151
Amortization of cost in excess of net
   assets acquired ........................                      11,702           152                        11,854
                                              -----------    ----------     ---------                    ----------
                                                   13,836     1,968,683       202,835                     2,185,354
                                              -----------    ----------     ---------                    ----------
                                                  (13,836)       93,284        32,780                       112,228
Equity in earnings of subsidiaries ........        72,514        23,700                    $ (96,214)
                                              -----------    ----------     ---------      ---------     ----------
Income before provision for income taxes ..        58,678       116,984        32,780        (96,214)       112,228
Income tax (benefit) provision ............        (4,843)       44,470         9,080                        48,707
                                              -----------    ----------     ---------      ---------     ----------
    Net income ............................   $    63,521    $   72,514     $  23,700      $ (96,214)    $   63,521
                                              ===========    ==========     =========      =========     ==========

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 22 - Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

                                                                               Avis Group Holdings, Inc.
                                                                Condensed Consolidating Statement of Financial Position
                                                                                   December 31, 2000
                                                                                    (in thousands)
                                                     ------------------------------------------------------------------------------
                                                                                       Non-                           Avis Group
                                                                     Guarantor       Guarantor                      Holdings, Inc.
                                                       Parent       Subsidiaries   Subsidiaries     Eliminations     Consolidated
                                                     ------------   -------------  --------------  ---------------  ---------------
ASSETS
Cash and cash equivalents .......................     $         73   $    85,563    $    29,634                      $    115,270
Cash held on deposit with financial institution .                                        87,607                            87,607
Restricted cash .................................                                       229,484                           229,484
Accounts receivable, net ........................              156       233,678        758,851                           992,685
Finance lease receivables .......................                                       159,145                           159,145
Prepaid expenses ................................                         49,763         13,545                            63,308
Vehicles, net ...................................                        (51,221)     7,018,055                         6,966,834
Property and equipment, net .....................                        182,014         14,744                           196,758
Investment in consolidated subsidiaries .........        2,276,596     1,019,585                     $ (3,296,181)
Other assets ....................................            1,064        69,252         44,271                           114,587
Investment in PHH/Arval joint venture ...........                        161,420                                          161,420
Cost in excess of net assets
    acquired, net ...............................                      1,323,481          3,255                         1,326,736
                                                      ------------   -----------    -----------      ------------    ------------
Total assets ....................................     $  2,277,889   $ 3,073,535    $ 8,358,591      $ (3,296,181)   $ 10,413,834
                                                      ============   ===========    ===========      ============    ============
LIABILITIES, PREFERRED STOCK
   AND COMMON STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities ........     $     10,991   $   601,577    $   270,269                      $    882,837
Due to (from) affiliates ........................          883,464      (953,329)       107,591                            37,726
Current income tax liabilities ..................                         50,541        (33,357)                           17,184
Deferred income tax liabilities, net ............          (96,680)      491,698         64,475                           459,493
Public liability, property damage and other
   insurance liabilities, net ...................                        197,055         53,194                           250,249
Debt ............................................          725,000        19,712      6,777,528                         7,522,240
Minority interest (preferred membership interest)                                        99,305                            99,305
Preferred stock .................................                        389,686                                          389,686
Common stockholders' equity .....................          755,114     2,276,595      1,019,586      $ (3,296,181)        755,114
                                                      ------------   -----------    -----------      ------------    ------------
Total liabilities, preferred stock and
   common stockholders' equity ..................     $  2,277,889   $ 3,073,535    $ 8,358,591      $ (3,296,181)   $ 10,413,834
                                                      ============   ===========    ===========      ============    ============

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 22 - Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

                                                                               Avis Group Holdings, Inc.
                                                                Condensed Consolidating Statement of Financial Position
                                                                                   December 31, 1999
                                                                                     (in thousands)
                                                     -------------------------------------------------------------------------------
                                                                                        Non-                           Avis Group
                                                                      Guarantor       Guarantor                      Holdings, Inc.
                                                        Parent       Subsidiaries   Subsidiaries     Eliminations     Consolidated
                                                     --------------  -------------  --------------   --------------  ---------------
ASSETS
Cash and cash equivalents .......................    $         54     $    42,184     $   29,459                      $    71,697
Cash held on deposit with financial institution .                                         93,530                           93,530
Restricted cash .................................                                        253,080                          253,080
Accounts receivable, net ........................              (9)        210,962        904,787                        1,115,740
Finance lease receivables .......................                                        871,034                          871,034
Prepaid expenses ................................                          41,282         23,034                           64,316
Vehicles, net ...................................                         (19,877)     6,521,248                        6,501,371
Property and equipment, net .....................                         161,651         36,176                          197,827
Investment in subsidiaries ......................       2,121,275       1,272,000                    $ (3,393,275)
Other assets ....................................           1,000          78,863         35,410                          115,273
Cost in excess of net assets
    acquired, net ...............................                       1,595,529        198,861                        1,794,390
                                                     ------------     -----------     ----------     ------------     -----------
Total assets ....................................    $  2,122,320     $ 3,382,594     $8,966,619     $ (3,393,275)    $11,078,258
                                                     ============     ===========     ==========     ============     ===========

LIABILITIES, PREFERRED STOCK
   AND COMMON STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities ........    $     16,774     $   639,704     $  301,352                      $   957,830
Due to (from)  affiliates .......................         (84,266)       (119,494)       263,156                           59,396
Current income tax liabilities ..................                          17,910            316                           18,226
Deferred income tax liabilities, net ............         (42,982)        144,893         79,345                          181,256
Public liability, property damage and other
   insurance liabilities, net ...................                         206,111         53,645                          259,756
Debt ............................................       1,562,000          10,305      6,897,500                        8,469,805
Minority interest (preferred membership interest)                                         99,305                           99,305
Preferred stock .................................                         371,000                                         371,000
Common stockholders' equity .....................         670,794       2,112,165      1,272,000     $ (3,393,275)        661,684
                                                     ------------     -----------     ----------     ------------     -----------
Total liabilities, preferred stock and
   common stockholders' equity ..................    $  2,122,320     $ 3,382,594     $8,966,619     $ (3,393,275)    $11,078,258
                                                     ============     ===========     ==========     ============     ===========

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 22 - Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

                                                                                  Avis Group Holdings, Inc.
                                                                       Condensed Consolidating Statement of Cash Flows
                                                                            For the Year Ended December 31, 2000
                                                                                       (in thousands)
                                                        ----------------------------------------------------------------------------
                                                                                          Non-                          Avis Group
                                                                        Guarantor       Guarantor                     Holdings, Inc.
                                                          Parent       Subsidiaries    Subsidiaries    Eliminations    Consolidated
                                                        -----------    ------------    ------------    ------------   --------------
Cash flows from operating activities:
Net income .........................................    $   120,676     $   197,805     $    98,230     $  (296,035)    $   120,676
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities: ......        908,185        (429,941)      1,148,876                       1,627,120
                                                        -----------     -----------     -----------     -----------     -----------
    Net cash provided by (used in) operating
      activities ...................................      1,028,861        (232,136)      1,247,106        (296,035)      1,747,796
                                                        -----------     -----------     -----------     -----------     -----------

Cash flows from investing activities:
Payments for vehicle additions .....................                        (68,749)     (7,417,672)                     (7,486,421)
Vehicle deletions ..................................                       (576,414)      5,584,492                       5,008,078
Increase in finance lease receivables ..............                        (32,882)                                        (32,882)
Payments for additions to property and equipment ...                        (48,651)         (7,926)                        (56,577)
Retirements of property and equipment ..............                          7,796           3,146                          10,942
Proceeds from the sale of 80% of PHH Europe, net of
  cash of $104,765 .................................                        800,960        (105,276)                        695,684
Settlement of PHH Europe intercompany accounts .....                        225,819                                         225,819
Dividend from the PHH/Arval joint venture ..........                         32,426                                          32,426
Payment for purchase of licensee ...................                                            (30)                            (30)
Investment in subsidiaries .........................       (197,805)        (98,230)                        296,035
                                                        -----------     -----------     -----------     -----------     -----------
     Net cash provided by (used in) investing
       activities ..................................       (197,805)        274,957      (1,976,148)        296,035      (1,602,961)
                                                        -----------     -----------     -----------     -----------     -----------

Cash flows from financing activities:
Net increase in (repayment of) debt ................        217,437           9,407         735,726                         962,570
Repayment of acquisition and other debt from the
  proceeds of the sale of 80% of PHH Europe ........     (1,054,437)                                                     (1,054,437)
Payments for debt issuance costs ...................                         (8,849)        (11,963)                        (20,812)
Other ..............................................          5,963                                                           5,963
                                                        -----------     -----------     -----------     -----------     -----------
    Net cash provided by (used in) financing
     activities ....................................       (831,037)            558         723,763                        (106,716)
                                                        -----------     -----------     -----------     -----------     -----------

Effect of exchange rate changes on cash ............                                           (469)                           (469)
                                                        -----------     -----------     -----------     -----------     -----------

Net increase (decrease) in cash and cash equivalents             19          43,379          (5,748)                         37,650
Cash and cash equivalents at beginning of year .....             54          42,184         122,989                         165,227
                                                        -----------     -----------     -----------     -----------     -----------
Cash, cash equivalents and cash held on deposit with
  financial institution at end of  year ............             73     $    85,563     $   117,241     $               $   202,877
                                                        ===========     ===========     ===========     ===========     ===========

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest ...........................................                                                                    $   586,744
                                                                                                                        ===========
Income taxes .......................................                                                                    $    38,009
                                                                                                                        ===========

Assets and liabilities contributed to joint venture:
Assets .............................................                                                                    $ 1,731,489
Liabilities ........................................                                                                      1,035,805
                                                                                                                        -----------
Proceeds from the sale of 80% of PHH Europe, net of
   cash of $104,765 ................................                                                                    $   695,684
                                                                                                                        ===========

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 22 - Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

                                                                                  Avis Group Holdings, Inc.
                                                                       Condensed Consolidating Statement of Cash Flows
                                                                            For the Year Ended December 31, 1999
                                                                                       (in thousands)
                                                        ----------------------------------------------------------------------------
                                                                                          Non-                          Avis Group
                                                                        Guarantor       Guarantor                     Holdings, Inc.
                                                          Parent       Subsidiaries    Subsidiaries    Eliminations    Consolidated
                                                        -----------    ------------    ------------    ------------   --------------
Cash flows from operating activities:
Net income ...........................................  $    92,585    $   144,878     $    69,842     $  (214,720)    $    92,585
Adjustments to reconcile net income to net cash (used
  in) provided by operating activities: ..............     (151,328)       686,840         469,846                       1,005,358
                                                        -----------    -----------     -----------     -----------     -----------
  Net cash (used in) provided by operating activities       (58,743)       831,718         539,688        (214,720)      1,097,943
                                                        -----------    -----------     -----------     -----------     -----------

Cash flows from investing activities:
Payments for vehicle additions .......................                      87,291      (5,692,785)                     (5,605,494)
Vehicle deletions ....................................                    (465,991)      4,671,212                       4,205,221
Increase in finance lease receivables ................                    (117,407)         94,744                         (22,663)
Payments for additions to property and equipment .....                     (38,798)         (9,442)                        (48,240)
Retirements of property and equipment ................                     (20,478)         14,059                          (6,419)
Investment in subsidiaries ...........................     (144,878)       (69,842)        214,720
Payment for purchase of rental car franchise
  licensees, net of cash acquired ....................                     (44,934)           (258)                        (45,192)
Payment for purchase of PHH Holdings, net of cash
  acquired ...........................................   (1,325,781)                                                    (1,325,781)
Proceeds from sale and leaseback of UK office building                                      32,156                          32,156
                                                        -----------    -----------     -----------     -----------     -----------
   Net cash used in investing activities .............   (1,470,659)      (670,159)       (890,314)        214,720      (2,816,412)
                                                        -----------    -----------     -----------     -----------     -----------

Cash flows from financing activities:
Purchases of treasury stock ..........................      (53,868)                                                       (53,868)
Net increase in (repayment of) debt ..................    1,562,000       (117,759)        368,767                       1,813,008
Payments for debt issuance costs .....................       21,313        (16,453)        (11,403)                         (6,543)
Increase in minority interest (preferred
  membership interest) ...............................                                      99,305                          99,305
Cash dividends .......................................                       5,926          (5,926)
                                                        -----------    -----------     -----------     -----------     -----------
  Net cash provided by (used in) financing
    activities .......................................    1,529,445       (128,286)        450,743                       1,851,902
                                                        -----------    -----------     -----------     -----------     -----------

Effect of exchange rate changes on cash ..............                        (865)          2,908                           2,043
                                                        -----------    -----------     -----------     -----------     -----------

Net increase in cash and cash equivalents and cash
  held on deposit with financial institutions ........           43         32,408         103,025                         135,476
Cash and cash equivalents and cash held on deposit
  with financial institution at beginning of year ....           11          9,776          19,964                          29,751
                                                        -----------    -----------     -----------     -----------     -----------
Cash, cash equivalents and cash held on deposit with
   financial institution at end of year ..............  $        54    $    42,184     $   122,989              $      $   165,227
                                                        ===========    ===========     ===========     ===========     ===========

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest .............................................                                                                 $   370,247
                                                                                                                       ===========
Income taxes .........................................                                                                 $    28,877
                                                                                                                       ===========

Businesses acquired:
Fair value of assets acquired, net of cash acquired ..                                                                 $ 6,004,777
Liabilities assumed ..................................                                                                   4,271,804
                                                                                                                       -----------
Net assets acquired ..................................                                                                   1,732,973
Less issuance of Series A and Series C Preferred Stock                                                                     362,000
                                                                                                                       -----------
  Net cash paid for acquisitions .....................                                                                 $ 1,370,973
                                                                                                                       ===========

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 22 - Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

                                                                                  Avis Group Holdings, Inc.
                                                                       Condensed Consolidating Statement of Cash Flows
                                                                            For the Year Ended December 31, 1998
                                                                                       (in thousands)
                                                        ----------------------------------------------------------------------------
                                                                                          Non-                          Avis Group
                                                                        Guarantor       Guarantor                     Holdings, Inc.
                                                          Parent       Subsidiaries    Subsidiaries    Eliminations    Consolidated
                                                        -----------    ------------    ------------    ------------   --------------
Cash flows from operating activities:
Net income ..........................................    $    63,521     $    72,514     $    23,700     $   (96,214)   $    63,521
Adjustments to reconcile net income to net cash (used
  in) provided by operating activities: .............       (101,241)        593,335          96,973                        589,067
                                                         -----------     -----------     -----------     -----------    -----------
  Net cash (used in) provided by operating activities        (37,720)        665,849         120,673         (96,214)       652,588
                                                         -----------     -----------     -----------     -----------    -----------

Cash flows from investing activities:
Payments for vehicle additions ......................                         49,363      (4,352,411)                    (4,303,048)
Vehicle deletions ...................................                       (218,228)      3,828,949                      3,610,721
Payments for additions to property and equipment ....                        (39,691)         (3,242)                       (42,933)
Retirements of property and equipment ...............                          4,965             638                          5,603
Investment in subsidiaries ..........................        (72,514)       (131,677)                        204,191
Payment for purchase of licensees ...................                       (227,213)         (9,969)                      (237,182)
                                                         -----------     -----------     -----------     -----------    -----------
   Net cash used in investing activities ............        (72,514)       (562,481)       (536,035)        204,191       (966,839)
                                                         -----------     -----------     -----------     -----------    -----------

Cash flows from financing activities:
Proceeds from pubic offerings net ...................        161,194                                                        161,194
Purchases of treasury stock .........................        (50,960)                                                       (50,960)
Net (decrease) increase in debt .....................                       (116,137)        309,994                        193,857
Payments for debt issuance costs ....................                         (4,654)                                        (4,654)
Capital contribution in Argentina ...................                                          1,000          (1,000)
Investment in AESOP Leasing LP. .....................                                        110,000        (110,000)
Cash dividends ......................................                                         (3,023)          3,023
                                                         -----------     -----------     -----------     -----------    -----------
  Net cash provided by (used in) financing
    activities ......................................        110,234        (120,791)        417,971        (107,977)       299,437
                                                         -----------     -----------     -----------     -----------    -----------

Effect of exchange rate changes on cash .............                                           (334)                          (334)
                                                         -----------     -----------     -----------     -----------    -----------
Net (decrease) increase in cash and cash equivalents                         (17,423)          2,275                        (15,148)
Cash and cash equivalents at beginning of period ....             11          27,199          17,689                         44,899
                                                         -----------     -----------     -----------     -----------    -----------
  Cash and cash equivalents at end of period ........    $        11     $     9,776     $    19,964     $              $    29,751
                                                         ===========     ===========     ===========     ===========    ===========

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest ............................................                                                                   $   209,977
                                                                                                                        ===========
Income taxes ........................................                                                                   $    13,338
                                                                                                                        ===========
Businesses acquired:
Fair value of assets acquired, net of cash acquired .                                                                   $   244,501
Liabilities assumed .................................                                                                         7,319
                                                                                                                        -----------
  Net cash paid for acquisitions ....................                                                                   $   237,182
                                                                                                                        ===========

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 23 - Segment Information

      The Company is a services and information provider whose mission is to create a business which provides a full array of automotive, transportation and vehicle management solutions. The Company allocates resources, assesses performance and operates in one comprehensive business, the automotive business. For the benefit of the reader, the Company has further defined this business into the following:

Vehicle rental...............  The Company rents vehicles to business and leisure customers

Vehicle leasing and other fee
 based services............    The Company leases vehicles to customers under
                               closed-end and open-end leases. Fee based services include fuel and maintenance cards, accident management and various other vehicle services which enable customers to manage costs effectively and enhance productivity

      Prior to the purchase of VMS on June 30, 1999, the Company operated in four geographic areas: the United States, Australia/New Zealand, Canada and Other Foreign Operations. As a result of the VMS acquisition, the Company added an additional geographic area, the United Kingdom. Revenue is recorded in the country in which rental, vehicle leasing and other fee based services are provided. EBITDA represents net income, plus non-vehicle interest expense (acquisition interest), non-vehicle depreciation and amortization, and income taxes. Corporate represents primarily acquisition related interest, amortization of cost in excess of net assets acquired and amortization of deferred financing fees related to the VMS acquisition. The operations of the automotive segment (by business line) and major geographic areas for the years ended December 31, 2000, 1999 and 1998, are summarized as follows (in thousands):

                                                                 Year Ended December 31, 2000
                                                    -----------------------------------------------------
                                                                    Vehicle
                                                                    Leasing
                                                                   And other
                                                      Vehicle      Fee Based
                                                      Rental        Services     Corporate   Consolidated
                                                    -----------   -----------   -----------   -----------
Revenue .........................................   $ 2,613,476   $ 1,630,208                 $ 4,243,684
                                                    ===========   ===========                 ===========
Interest and minority interest expense, net .....   $   250,554   $   228,057   $   105,872   $   584,483
                                                    ===========   ===========   ===========   ===========
EBITDA ..........................................   $   245,791   $   159,056   $     6,268   $   411,115
                                                    ===========   ===========   ===========   ===========
Non-vehicle depreciation and amortization .......   $    41,538   $    20,429   $    27,398   $    89,365
                                                    ===========   ===========   ===========   ===========
Income (loss) before provision for income taxes .   $   204,253   $   138,627   $  (127,002)  $   215,878
                                                    ===========   ===========   ===========   ===========
Income tax expense ..............................   $    89,139   $    44,168   $   (38,105)  $    95,202
                                                    ===========   ===========   ===========   ===========
Finance lease receivables .......................                 $   159,145                 $   159,145
                                                                  ===========                 ===========
Vehicles, net ...................................   $ 3,761,454   $ 3,205,380                 $ 6,966,834
                                                    ===========   ===========                 ===========
Debt and minority interest (preferred membership
    interest) ...................................   $ 3,822,014   $ 3,074,531   $   725,000   $ 7,621,545
                                                    ===========   ===========   ===========   ===========
Total assets ....................................   $ 5,419,802   $ 5,784,319   $  (790,287)  $10,413,834
                                                    ===========   ===========   ===========   ===========
Capital expenditures for vehicles and property
    and equipment ...............................   $ 5,367,151   $ 2,175,847                 $ 7,542,998
                                                    ===========   ===========                 ===========

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 23 - Segment Information (Continued)

                                                                        Years Ended December 31,
                                                    -------------------------------------------------------------------
                                                                            1999                               1998
                                                    -----------------------------------------------------  ------------
                                                                    Vehicle
                                                                    Leasing
                                                                   And other
                                                      Vehicle      Fee Based                                  Vehicle
                                                       Rental      Services      Corporate   Consolidated      Rental
                                                    -----------   -----------   -----------  ------------   -----------
Revenue .........................................   $ 2,500,746   $   831,981                 $ 3,332,727   $ 2,297,582
                                                    ===========   ===========                 ===========   ===========
Interest and minority interest expense, net .....   $   210,579   $   105,653   $    71,961   $   388,193   $   192,080
                                                    ===========   ===========   ===========   ===========   ===========
EBITDA ..........................................   $   201,648   $    99,961   $     1,051   $   302,660   $   148,233
                                                    ===========   ===========   ===========   ===========   ===========
Non-vehicle depreciation and amortization .......   $    39,190   $    11,141   $    14,451   $    64,782   $    36,005
                                                    ===========   ===========   ===========   ===========   ===========
Income (loss) before provision for income taxes .   $   162,458   $    88,820   $   (85,361)  $   165,917   $   112,228
                                                    ===========   ===========   ===========   ===========   ===========
Income tax expense ..............................   $    50,536   $    22,367   $       429   $    73,332   $    48,707
                                                    ===========   ===========   ===========   ===========   ===========
Finance lease receivables .......................                 $   871,034                 $   871,034
                                                                  ===========                 ===========
Vehicles, net ...................................   $ 3,367,362   $ 3,134,009                 $ 6,501,371   $ 3,164,816
                                                    ===========   ===========                 ===========   ===========
Debt and minority interest (preferred membership
    interest) ...................................   $ 3,393,422   $ 3,613,688   $ 1,562,000   $ 8,569,110   $ 3,014,712
                                                    ===========   ===========   ===========   ===========   ===========
Total assets ....................................   $ 4,885,928   $ 6,107,019   $    85,311   $11,078,258   $ 4,497,062
                                                    ===========   ===========   ===========   ===========   ===========
Capital expenditures for vehicles and property
    and equipment ...............................   $ 4,814,597   $   839,137                 $ 5,653,734   $ 4,345,981
                                                    ===========   ===========                 ===========   ===========

Geographic Areas                                                             Year Ended December 31, 2000
                                                 ----------------------------------------------------------------------------------
                                                                              Australia/                   Other
                                                   United        United          New                      Foreign
                                                   States        Kingdom       Zealand       Canada      Operations    Consolidated
                                                 -----------   -----------   -----------   -----------   -----------   ------------
Revenue ......................................   $ 3,768,767   $   154,714   $   118,215   $   164,987   $    37,001   $ 4,243,684
                                                 ===========   ===========   ===========   ===========   ===========   ===========
Interest and minority interest expense, net ..   $   533,114   $    34,199   $       587   $    12,795   $     3,788   $   584,483
                                                 ===========   ===========   ===========   ===========   ===========   ===========
EBITDA .......................................   $   313,303   $    42,177   $    24,043   $    26,570   $     5,022   $   411,115
                                                 ===========   ===========   ===========   ===========   ===========   ===========
Non-vehicle depreciation and amortization ....   $    74,559   $    11,367   $     1,100   $     1,640   $       699   $    89,365
                                                 ===========   ===========   ===========   ===========   ===========   ===========
Income  before provision for income taxes ....   $   132,946   $    30,810   $    22,869   $    24,930   $     4,323   $   215,878
                                                 ===========   ===========   ===========   ===========   ===========   ===========
Income tax expense ...........................   $    78,245   $     2,718   $     5,127   $     8,201   $       911   $    95,202
                                                 ===========   ===========   ===========   ===========   ===========   ===========
Finance lease receivables ....................   $   137,644                               $    21,501                 $   159,145
                                                 ===========                               ===========                 ===========
Vehicles, net ................................   $ 6,619,239                 $    79,433   $   230,048   $    38,114   $ 6,966,834
                                                 ===========                 ===========   ===========   ===========   ===========
Debt and minority interest (preferred
    membership interest) .....................   $ 7,392,561                 $    39,171   $   175,191   $    14,622   $ 7,621,545
                                                 ===========                 ===========   ===========   ===========   ===========
Total assets .................................   $ 9,761,133   $   161,420   $   125,965   $   332,837   $    32,479   $10,413,834
                                                 ===========   ===========   ===========   ===========   ===========   ===========
Capital expenditures for vehicles and property
    and equipment ............................   $ 6,249,573   $   351,621   $    97,371   $   793,786   $    50,647   $ 7,542,998
                                                 ===========   ===========   ===========   ===========   ===========   ===========

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 23 - Segment Information (Continued)

Geographic Areas                                                          Year Ended December 31, 1999
                                                  -------------------------------------------------------------------------
                                                                            Australia/              Other
                                                    United      United         New                 Foreign
                                                    States     Kingdom       Zealand    Canada    Operations   Consolidated
                                                  ----------  ----------    ---------  --------   ----------   ------------
Revenue ........................................  $2,910,712  $  130,298    $ 124,263  $127,619    $ 39,835     $ 3,332,727
                                                  ==========  ==========    =========  ========    ========     ===========
Interest and minority interest expense, net ....  $  348,210  $   27,343    $     655  $  8,778    $  3,207     $   388,193
                                                  ==========  ==========    =========  ========    ========     ===========
EBITDA .........................................  $  219,333  $   46,927    $  25,450  $ 18,670    $ (7,720)    $   302,660
                                                  ==========  ==========    =========  ========    ========     ===========
Non-vehicle depreciation and amortization ......  $   43,465  $   17,805    $   1,303  $  1,528    $    681     $    64,782
                                                  ==========  ==========    =========  ========    ========     ===========
Income (loss)  before provision for income taxes  $  104,170  $   29,122    $  24,147  $ 17,142    $ (8,664)    $   165,917
                                                  ==========  ==========    =========  ========    ========     ===========
Income tax expense .............................  $   57,224  $    4,259    $   5,652  $  4,939    $  1,258     $    73,332
                                                  ==========  ==========    =========  ========    ========     ===========
Finance lease receivables ......................  $  129,188  $  725,740               $ 16,106                 $   871,034
                                                  ==========  ==========               ========                 ===========
Vehicles, net ..................................  $5,937,503  $  168,476    $  75,238  $224,704    $ 95,450     $ 6,501,371
                                                  ==========  ==========    =========  ========    ========     ===========
Debt and minority interest (preferred
    membership interest) .......................  $7,545,835  $  850,443    $   5,433  $148,022    $ 19,377     $ 8,569,110
                                                  ==========  ==========    =========  ========    ========     ===========
Total assets ...................................  $9,159,879  $1,416,598    $ 107,341  $317,298    $ 77,142     $11,078,258
                                                  ==========  ==========    =========  ========    ========     ===========
Capital expenditures for vehicles and property
    and equipment ..............................  $5,040,195  $   42,668    $  88,429  $436,065    $ 46,377     $ 5,653,734
                                                  ==========  ==========    =========  ========    ========     ===========

Geographic Areas                                                       Year Ended December 31, 1998
                                                    --------------------------------------------------------------------
                                                                  Australia/                    Other
                                                      United         New                       Foreign
                                                      States       Zealand       Canada       Operations    Consolidated
                                                    ----------    ----------    ----------    ----------    ------------
Revenue ........................................    $2,061,967    $  115,790    $   92,402    $   27,423     $2,297,582
                                                    ==========    ==========    ==========    ==========     ==========
Interest expense, net ..........................    $  184,869    $      633    $    5,587    $      991     $  192,080
                                                    ==========    ==========    ==========    ==========     ==========
EBITDA .........................................    $  121,803    $   20,118    $    5,984    $      328     $  148,233
                                                    ==========    ==========    ==========    ==========     ==========
Non-vehicle depreciation and amortization ......    $   33,186    $    1,210    $      909    $      700     $   36,005
                                                    ==========    ==========    ==========    ==========     ==========
Income (loss)  before provision for income taxes    $   88,617    $   18,908    $    5,075    $     (372)    $  112,228
                                                    ==========    ==========    ==========    ==========     ==========
Income tax expense .............................    $   38,395    $    5,925    $    3,641    $      746     $   48,707
                                                    ==========    ==========    ==========    ==========     ==========
Vehicles, net ..................................    $2,942,760    $   72,609    $  118,078    $   31,369     $3,164,816
                                                    ==========    ==========    ==========    ==========     ==========
Debt ...........................................    $2,930,154    $   15,881    $   56,977    $   11,700     $3,014,712
                                                    ==========    ==========    ==========    ==========     ==========
Total assets ...................................    $4,192,961    $   98,361    $  148,230    $   57,510     $4,497,062
                                                    ==========    ==========    ==========    ==========     ==========
Capital expenditures for vehicles and property
    and equipment ..............................    $3,988,072    $   87,310    $  244,891    $   25,708     $4,345,981
                                                    ==========    ==========    ==========    ==========     ==========

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 24-Selected Quarterly Financial Data (Unaudited)

      Selected quarterly financial data for the years ended December 31, 2000 and 1999 are as follows (in thousands except share and per share amounts):

                                                                  Quarters Ended
                                              ---------------------------------------------------------
                                               March 31,      June 30,     September 30,   December 31,
                                                  2000          2000           2000           2000
                                              -----------    -----------    -----------    -----------
Revenue ..................................    $ 1,013,033    $ 1,096,468    $ 1,130,275    $ 1,003,908
Costs and expenses .......................        977,422      1,028,410      1,045,367        976,607
                                              -----------    -----------    -----------    -----------
Income before provision for income taxes .         35,611         68,058         84,908         27,301
Provision for income taxes ...............         16,025         30,626         36,511         12,040
                                              -----------    -----------    -----------    -----------
Net income ...............................         19,586         37,432         48,397         15,261
                                              -----------    -----------    -----------    -----------
Preferred dividends ......................          4,668          4,667          4,785    $     4,786
                                              -----------    -----------    -----------    -----------
Earnings applicable to common stockholders    $    14,918    $    32,765    $    43,612    $    10,475
                                              ===========    ===========    ===========    ===========
Earnings per share:
Basic ....................................    $      0.48    $      1.05    $      1.40    $       .34
                                              ===========    ===========    ===========    ===========
Diluted ..................................    $      0.48    $      1.05    $      1.36    $       .32
                                              ===========    ===========    ===========    ===========
Shares of common stock used in computing
  earnings per share:
Basic ....................................     31,131,712     31,131,712     31,138,079     31,216,290
                                              ===========    ===========    ===========    ===========
Diluted ..................................     31,341,244     31,336,088     32,150,494     32,652,178
                                              ===========    ===========    ===========    ===========

                                                                 Quarters Ended
                                              ---------------------------------------------------------
                                               March 31,       June 30,    September 30,   December 31,
                                                  1999          1999           1999           1999
                                              -----------    -----------    -----------    -----------
Revenue ..................................    $   566,917    $   637,457    $ 1,122,818    $ 1,005,535
Costs and expenses .......................        540,087        589,913      1,051,044        985,766
                                              -----------    -----------    -----------    -----------
Income before provision for income taxes .         26,830         47,544         71,774         19,769
Provision for income taxes ...............         11,644         20,262         32,399          9,027
                                              -----------    -----------    -----------    -----------
Net income ...............................         15,186         27,282         39,375         10,742
Preferred dividends ......................                                        4,555          4,555
                                              -----------    -----------    -----------    -----------
Earnings applicable to common stockholders    $    15,186    $    27,282    $    34,820    $     6,187
                                              ===========    ===========    ===========    ===========
Earnings per share:
Basic ....................................    $       .48    $       .87    $      1.12    $       .20
                                              ===========    ===========    ===========    ===========
Diluted ..................................    $       .47    $       .85    $      1.10    $       .20
                                              ===========    ===========    ===========    ===========
Shares of common stock used in computing
  earnings per share:
Basic ....................................     31,873,031     31,188,977     31,129,164     31,130,973
                                              ===========    ===========    ===========    ===========
Diluted ..................................     32,517,570     32,237,810     31,760,213     31,426,681
                                              ===========    ===========    ===========    ===========

Note 25 - Related Party Transactions

      The Company and Avis Europe, plc cooperate jointly in marketing and promotional activities, the exchange of reservations, the honoring of charge cards and vouchers, and the transfer of the related billings. One member of the Company's board of directors is an executive officer of Cendant and also serves on the board of Avis Europe Limited, the parent company of Avis Europe, plc.

                            AVIS GROUP HOLDINGS, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      The Company is affiliated with Cendant, which at December 31, 2000, owned approximately 18% of the common stockholders' equity of the Company, excluding potential conversion of Preferred Stock (see Notes 6, 15, 16 and 17). For the years ended December 31, 2000, 1999 and 1998, the Company earned vehicle rental revenue of approximately $61.3 million $63.6 million and $62.1million, respectively, from Cendant and its subsidiary companies, of which approximately $1.6 million and $1.1 million was outstanding and is included in accounts receivable on the accompanying Consolidated Statements of Financial Position at December 31, 2000 and 1999, respectively. The Company purchased approximately $114.3 million, $106.4 million and $90.4 million in 2000, 1999, and 1998, respectively, of goods and services from these affiliated companies.

Note 26 - Litigation

      From time to time, the Company is subject to routine litigation incidental to its business. The Company maintains insurance policies that cover most of the actions brought against the Company. The Company is not currently involved in any legal proceeding which it believes would have a material adverse effect upon its financial position or results of operations.

Note 27 - Subsequent Events

Cendant Merger Agreement

      The Cendant Merger Agreement was approved on February 28, 2001, by a majority of Avis Group Holding's, Inc. shareholders who are unaffiliated with Cendant. The merger has received customary regulatory approvals and closed on March 1, 2001. Costs associated with the acquisition of the Company will be paid by the acquiror.

Issuance of Asset Backed Notes

      Under its domestic integrated fleet financing program (see Note 11), the Company issued $750 million of Series 2001-1 Floating Rate Rental Car Asset Backed Notes on March 2, 2001 (the "Notes"). The interest rate on the notes will be at LIBOR plus 20 basis points with principal repayments due from November 2003 through April 2004. The proceeds of the notes will be used to retire existing debt.